UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Mirati Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee paid previously with preliminary materials.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

MIRATI THERAPEUTICS, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 12, 2022

NOTICE AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2022

To the Shareholders of Mirati Therapeutics, Inc.:
Notice is hereby given that the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Mirati Therapeutics, Inc., a Delaware corporation, will be held on Thursday, May 12, 2022, beginning promptly at 9:00 a.m., Pacific Time. In light of the COVID-19 pandemic, to support the health and well-being of our shareholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/MRTX2022, where you will be able to listen to the meeting live, submit questions and vote. As always, we encourage you to vote your shares prior to the Annual Meeting.

You are being asked to vote on the following matters:
1.To elect the ten nominees for director named in the accompanying proxy statement to serve for the ensuing year and until their successors are elected.
2.To approve, on an advisory basis, compensation paid to our named executive officers as disclosed in this proxy statement.
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
4.To approve our 2022 Equity Incentive Plan.
5.To conduct any other business properly brought before the meeting.
The accompanying proxy statement contains additional information and should be carefully reviewed by shareholders.
The Annual Meeting will be a completely virtual meeting of shareholders. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/MRTX2022. You will not be able to attend the Annual Meeting in person.
This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/MRTX2022 and entering the 16-digit Control Number included in your proxy card or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 8:45 a.m., Pacific Time, on Thursday, May 12, 2022.
Our Board of Directors has fixed the close of business on March 15, 2022, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. We intend to mail these proxy materials on or about April 15, 2022 to all shareholders as of the record date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 12, 2022 at 9:00 a.m. Pacific Time via live webcast at www.virtualshareholdermeeting.com/MRTX2022.
The proxy statement and annual report to shareholders are available at http://www.materials.proxyvote.com/60468T

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By Order of the Board of Directors,

David Meek Chief Executive Officer
San Diego, California
April 15, 2022

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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2022 PROXY STATEMENT
INTRODUCTION
The Board of Directors of Mirati Therapeutics, Inc., a Delaware corporation (“Mirati,” the “Company,” “we,” “us” or “our”), has made these proxy materials available to you on the Internet and has delivered these proxy materials to you in connection with the solicitation of proxies for use at the 2022 Annual Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be a virtual meeting, conducted via live webcast on the Internet at www.virtualshareholdermeeting.com/MRTX2022 on Thursday, May 12, 2022, at 9:00 a.m. (Pacific Time), or at any adjournment or postponement thereof, for the purposes stated herein. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2021, accompanies this proxy statement. You also may obtain a copy of the Annual Report that was filed with the Securities and Exchange Commission (the “SEC”), without charge, by writing to our Secretary at 3545 Cray Court, San Diego, CA 92121, Attention: Secretary.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Mirati is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
We intend to mail these proxy materials on or about April 15, 2022 to all shareholders of record.
How do I attend the annual meeting?
You are entitled to attend the annual meeting if you were a shareholder as of the close of business on March 15, 2022. the record date. To be admitted to the annual meeting, you will need to visit www.virtualshareholdermeeting.com/MRTX2022 and enter the 16-digit Control Number found next to the label “Control Number” on your proxy card or in the email sending you the Proxy Statement. If you are a beneficial shareholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number.
Whether or not you participate in the annual meeting, it is important that you vote your shares.
We encourage you to access the annual meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on May 12, 2022.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered shareholder, operators at 1-844-647-2841 will be able to provide your Control Number to you, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/MRTX2022 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the annual meeting.
For the Annual Meeting, how do we ask questions of management and the Board?
We plan to have a Q&A session at the annual meeting and will include as many shareholder questions as the allotted time permits. Shareholders may submit questions that are relevant to our business in advance of the annual meeting as well as

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live during the annual meeting. If you are a shareholder, you may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/MRTX2022.
What is the format of the Annual Meeting?
We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to attend the Annual Meeting online is provided below:
•Any shareholder may listen to the Annual Meeting and participate live via webcast at www.virtualshareholdermeeting.com/MRTX2022. The webcast will begin at 9:00 a.m. Pacific Time on May 12, 2022.
•Shareholders may vote and submit questions during the Annual Meeting via live webcast.
•To enter the meeting, please have your 16-digit control number which is available on your proxy card. If you do not have your 16-digit control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the meeting.
•Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/MRTX2022.
How do you determine if a shareholder is eligible to vote?
Only shareholders of record as of the close of business on March 15, 2022, the record date, are entitled to notice of and to vote at the Annual Meeting. On the record date, 55,507,835 shares of our common stock were issued, outstanding and entitled to vote. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. We will have a quorum to conduct the business of the Annual Meeting if the holders of at least 40% of the outstanding shares of our common stock entitled to vote are present themselves or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.
Can I attend the Annual Meeting?
We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the Annual Meeting in person. Any shareholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/MRTX2022. The webcast will start at 9:00 a.m., Pacific Time, on May 12, 2022. Shareholders may vote and submit questions while connected to the Annual Meeting on the Internet.
What do I need in order to be able to participate in the Annual Meeting online?
You will need the 16-digit control number included on your proxy card in order to be able to vote your shares or submit questions during the meeting. If you do not have your 16-digit control number, you will be able to listen to the meeting only—you will not be able to vote or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/MRTX2022.
Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on March 15, 2022, the record date, will be entitled to vote at the Annual Meeting. On the record date, there were 55,507,835 shares of our common stock outstanding and entitled to vote. A list of shareholders of record will be made available for inspection by shareholders for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/MRTX2022. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any shareholder of record for a legally valid purpose at our corporate headquarters during regular business.
Shareholder of Record: Shares Registered in Your Name
If on March 15, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

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Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 15, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are four matters scheduled for a vote at the Annual Meeting:
•Election of the ten nominees for director named in the proxy statement;
•To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;
•Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
•To approve our 2022 Equity Incentive Plan.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or you may abstain from voting. The procedures for voting are as follows:
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote online at the Annual Meeting or vote by proxy using the enclosed proxy card. Alternatively, you may vote by proxy either by telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.
•To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 11, 2022 to be counted.
•To vote on the Internet, go to www.proxyvote.com and follow the instructions to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on May 11, 2022 to be counted.
•To vote using the proxy card, simply complete, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote during the Annual Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/MRTX2022.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote at the Annual Meeting, you must obtain a valid proxy from

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your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 15, 2022.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director as described in Proposal 1, “For” the approval of the shareholder advisory vote on the compensation of our named executive officers as described in Proposal 2, “For” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 as described in Proposal 3, and “For” approval of our 2022 Equity Incentive Plan as described in Proposal 4.
If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card in the proxy materials to ensure that all of your shares are voted. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.
Can I change my vote after submitting my proxy?
Shareholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to our Investor Relations at 3545 Cray Court, San Diego, CA 92121. To be timely, a written notice revoking your proxy must be received by May 11, 2022.
•You may vote during the Annual Meeting which will be hosted via the Internet.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent with respect to changing your vote.
When are shareholder proposals and director nominations due for the 2023 Annual Meeting of Shareholders?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 16, 2022, to the attention of our Investor Relations at 3545 Cray Court, San Diego, CA 92121. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any shareholder

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proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting of Shareholders that is not to be included in next year’s proxy materials, your written request must be received by our Investor Relations between January 12, 2023 and February 11, 2023. You are also advised to review our Bylaws, as amended, which contain additional requirements about advance notice of shareholder proposals and director nominations.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, no later than March 13, 2023.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for proposals 2, 3, and 4 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules and interpretations of the Nasdaq Stock Exchange and include the ratification of the selection of our independent registered public accounting firm. Non-discretionary items are proposals considered non-discretionary under the rules and interpretations of the Nasdaq Stock Exchange and include the election of directors, advisory approval of executive compensation, and the approval of the 2022 Equity Incentive Plan.. Absent your instruction, your shares will not be voted for non-discretionary items and will be “broker non-votes”.
What are “broker non-votes”?
A “broker non-vote” occurs when a broker submits a proxy card with respect to shares held in street name on behalf of a beneficial owner but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. These un-voted shares are counted as broker non-votes.
How many votes are needed to approve each proposal?
•For Proposal 1, regarding the election of directors, the ten nominees named in this proxy statement receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.
•To be approved, Proposal 2, regarding the approval on an advisory basis of the compensation paid to our named executive officers, must receive “For” votes from the holders of shares of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
•To be approved, Proposal 3, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022 must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
•To be approved, Proposal 4, approval of our 2022 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least 40% of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record

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date, there were 55,507,835 shares outstanding and entitled to vote. Thus, the holders of at least 22,203,134 shares must be present or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the Internet?
The proxy statement and annual report to shareholders are available at http://www.materials.proxyvote.com/60468T.

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FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward looking statements, please refer to the “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and in our periodic reports on Form 10-Q.

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PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten members, all of whom have been nominated for re-election as a director this year: David Meek; Faheem Hasnain; Charles M. Baum, M.D., Ph.D.; Bruce L.A. Carter, Ph.D.; Julie M. Cherrington, Ph.D.; Aaron I. Davis; Henry J. Fuchs, M.D.; Craig Johnson; Maya Martinez-Davis; and Shalini Sharp. Each nominee for director is to be elected at the Annual Meeting to serve until our 2023 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, removal or death. Each of the nominees listed below, except for Mr. Meek, is currently a director of the Company who was previously elected by the shareholders. Mr. Meek was recommended for nomination to the Company’s Board of Directors by the Nominating and Corporate Governance Committee.

Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting. The ten nominees named in the proxy statement receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the ten nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve. We believe the proposed nominees’ experience and breadth of knowledge qualify them to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
EACH NOMINEE NAMED ABOVE

Name	Age(1)	Position
David Meek(2)	58	Chief Executive Officer and Director
Faheem Hasnain	63	Chairman of the Board
Charles M. Baum, M.D., Ph.D.	63	President, Founder, Head of Research and Development and Director
Bruce L.A. Carter, Ph.D.(4)(6)	78	Director
Julie M. Cherrington, Ph.D.(5)(6)	64	Director
Aaron I. Davis	43	Director
Henry J. Fuchs, M.D.(5)(6)	64	Director
Craig Johnson(3)(5)	60	Director
Maya Martinez-Davis(3)(4)	52	Director
Shalini Sharp(3)(4)	46	Director

(1)Respective ages are as of December 31, 2021.
(2)Mr. Meek was appointed as Chief Executive Officer and to the Company’s Board of Directors on September 20, 2021.
(3)Member of the Audit Committee
(4)Member of the Compensation Committee
(5)Member of the Nominating and Corporate Governance Committee
(6)Member of the Research and Development Committee

David Meek has served as our Chief Executive Officer and as a member of our Board of Directors since September 2021. He previously served as the President, Chief Executive Officer and Board Member of FerGene, Inc. from January 2020 to March 2021. From July 2016 to January 2020, Mr. Meek served as Chief Executive Officer and Board Member of Ipsen, a public global biopharmaceutical company based in France. Prior to joining Ipsen, Mr. Meek held executive leadership roles including serving as Executive Vice President and President of Oncology at Baxalta Incorporated from 2014 to 2016 leading up to the acquisition by Shire, and serving as Chief Commercial Officer of Endocyte, Inc. from 2012 to 2014. He also served in executive leadership roles at Novartis Pharmaceuticals Corporation and Novartis Oncology from 2005 to 2012, after beginning his career at Johnson & Johnson, Inc. and Janssen Pharmaceuticals, Inc. from 1989 to 2004. Mr. Meek served on the board of Pharmaceutical Research & Manufactures of America, European Federation of Pharmaceutical Industries & Associations. He serves on the boards of uniQure N.V., a public biotech company and Entasis Therapeutics Inc., a public biotherapeutic company. Mr. Meek holds a B.A. from the University of Cincinnati.

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Faheem Hasnain has served as a member of our Board of Directors and as Chairman of the Board since February 2019. Mr. Hasnain is the Co-Founder and has served as Chairman of the Board of Gossamer Bio, Inc., since January 2018, and is currently the Chief Executive Officer, a position he has held since November 2020, and previously served as Chief Executive Officer from January to July 2018. Prior to that, Mr. Hasnain served as President, Chief Executive Officer and as a director of Receptos, Inc. from November 2010 until the company’s acquisition by Celgene in August 2015. Prior to joining Receptos, Mr. Hasnain was the President and Chief Executive Officer and a director of Facet Biotech Corporation. He held that position from December 2008 until the company’s acquisition by Abbott Laboratories in April 2010. Previously, Mr. Hasnain was President, Chief Executive Officer and a director of PDL BioPharma, Inc. from October 2008 until Facet Biotech was spun off from PDL BioPharma in December 2008. From October 2004 to September 2008, Mr. Hasnain served at Biogen Inc., most recently as Executive Vice President in charge of the oncology/rheumatology strategic business unit. Prior to Biogen, Mr. Hasnain held roles with Bristol-Myers Squibb, where he was President of Oncology Therapeutics Network, and for 14 years at GlaxoSmithKline and its predecessor organizations. He serves as Chairman of the Board of SENTE, Inc. (private company), Aspen Neuroscience (private company) and as a member of the board of directors of Kura Oncology, Inc. He previously served as Chairman of the Board of Ambit Biosciences Corporation, Tocagen, Inc. and Vital Therapies, Inc., and served as a director of Aragon Pharmaceuticals, Seragon Pharmaceuticals, Inc., Pernix Sleep, Inc., Somaxon Pharmaceuticals, Inc. and Tercica, Inc. Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada.

Charles M. Baum, M.D., Ph.D. has served as our President, Founder, and Head of Research and Development since September 2021 and previously served as our Chief Executive Officer from November 2012 to September 2021. Dr. Baum also has served as a member of our Board of Directors since November 2012. From June 2003 to September 2012, he was at Pfizer as Senior Vice President for Biotherapeutic Clinical Research within Pfizer’s Worldwide Research & Development division and as Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer’s Biotherapeutics and Bioinnovation Center. From 2000 to 2003, he was responsible for the development of several oncology compounds at Schering-Plough Corporation (acquired by Merck). His career has included academic and hospital positions at Stanford University and Emory University, as well as positions of increasing responsibility within the pharmaceutical industry at SyStemix, Inc. (acquired by Novartis AG), G.D. Searle & Company (acquired by Pfizer), Schering-Plough Corporation (acquired by Merck) and Pfizer. Dr. Baum has served on the board of directors of PMV Pharmaceuticals, Inc. since April 2021, and was on the board of directors of Immunomedics, Inc. from February 2019 to October 2020 (acquired by Gilead Sciences), Array BioPharma from 2014 until July 2019 (acquired by Pfizer) and BCTG Acquisition Group from 2020 to 2021 when it merged with Tango Therapeutics. Dr. Baum received his M.D. and Ph.D. (Immunology) degrees from Washington University School of Medicine in St. Louis, Missouri and completed his post-doctoral training at Stanford University.

Bruce L.A. Carter, Ph.D. has served as a member of our Board of Directors since September 2016. Dr. Carter currently serves as a director of Dr. Reddy’s Laboratories Limited and Enanta Pharmaceuticals, Inc. Dr. Carter is an affiliate Professor in the Department of Biotechnology at the University of Washington, Seattle Washington, a position he has held since 1986. Dr. Carter is Board of Directors Chair of the Global Alliance for TB Drug Development. Dr. Carter served on the board of Xencor, Inc. from 2009 to 2017. Dr. Carter served on the board for QLT, Inc. from 2006 to 2012. Dr. Carter served as Executive Chairman of Immune Design Corp. a privately-held biotechnology company from 2009 to 2011, and he served as a director from 2009 to 2012. From 1998 to 2009, Dr. Carter served as President and Chief Executive Officer of ZymoGenetics, Inc., a publicly-held biotechnology company, and as its Chairman of the Board from 2005 until it was acquired by Bristol-Myers Squibb in October 2010. From 1994 to 1998 Dr. Carter was the Chief Scientific Officer of Novo Nordisk, a publicly-held pharmaceutical company. Previously, he held positions in research at Zymogenetics and G.D. Searle & Co. Ltd. Dr. Carter received a B.Sc. with Honors in Botany from the University of Nottingham, England, and a Ph.D. in Microbiology from Queen Elizabeth College, University of London.

Julie M. Cherrington, PhD. has served as a member of our Board of Directors since June 2019. She has also served on the board of directors of Vaxart, Inc. since August 2021, and Syncona Ltd (private) since February 2022. Dr. Cherrington joined Brandon Capital Partners as a Venture Partner in February 2022. Dr. Cherrington previously served as President, Chief Executive Officer and board member of several oncology companies including QUE Oncology from September 2020 to October 2021, Arch Oncology from October 2017 to September 2020, Revitope Oncology, Inc. from September 2015 to April 2017, Zenith Epigenetics from 2014 to 2015, and Pathway Therapeutics, a company advancing targeted kinase inhibitors for the treatment of cancer, from 2009 to 2013. In addition, she served as President and Executive Vice President, R&D at Phenomix Corporation. Earlier in her career, Dr. Cherrington was Vice President of Preclinical and Clinical Research at SUGEN, a Pharmacia/Pfizer company. Dr. Cherrington began her career at Gilead Sciences, where she held a range of positions of increasing responsibility. Dr. Cherrington holds a B.S. in biology and an M.S. in microbiology from the University of California, Davis. She earned a Ph.D. in microbiology and immunology from the University of Minnesota and Stanford University. She completed a postdoctoral fellowship at the University of California, San Francisco.

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Aaron I. Davis has served as a member of our Board of Directors since December 2018. Mr. Davis co-founded Boxer Capital, LLC (“Boxer Capital”), the healthcare arm of the Tavistock Group, where he has served as portfolio manager since 2005 and as Chief Executive Officer since 2012. At Boxer Capital, Mr. Davis leads the firm’s research team, deal structuring, and portfolio management. Since 2016, Mr. Davis has served as the Chairman of CiVi Biopharma, Inc. and as a member of the Board of Directors of Odonate Therapeutics, Inc. Mr. Davis has served on the Board of Directors of iTeos Therapeutics since April 2020, Rain Therapeutics since September 2020, Tango Therapeutics since July 2020, and also served as the Chief Executive Officer and Chairman of BCTG Acquisition Corp. from September 2020 to August 2021. Prior to joining the Tavistock Group, Mr. Davis worked in the Global Healthcare Investment Banking and Private Equity Groups at UBS Warburg, LLC. During this period, Mr. Davis led strategic transactions for public and private biotechnology and medical device companies throughout their growth, advising on financing and mergers and acquisitions. Having also served in various roles with biotechnology and venture capital firms, Mr. Davis has extensive expertise in investment analysis and in overseeing in-licensing activities within the pharmaceutical sector. Mr. Davis received an M.A. degree in biotechnology from Columbia University and a B.B.A. degree in finance from Emory University.

Henry J. Fuchs, M.D. has served as a member of our Board of Directors since February 2012. Dr. Fuchs served on the Board of Directors of Genomics Health, Inc. until its acquisition in 2019 by Exact Sciences and was on the Board of Directors of Ardea Biosciences, Inc. from 1996 until its acquisition by AstraZeneca PLC in 2012. Dr. Fuchs has served as the President of Worldwide Research & Development at BioMarin Pharmaceutical Inc. since September 2016 and as the Executive Vice President and Chief Medical Officer from March 2009 to August 2016. From September 2005 to December 2008, Dr. Fuchs was Executive Vice President and Chief Medical Officer of Onyx Pharmaceuticals, Inc. From 1996 to 2005, Dr. Fuchs served in multiple roles of increasing responsibility at Ardea Biosciences, Inc., first as Vice President, Clinical Affairs, then as President and Chief Operating Officer, and finally as Chief Executive Officer. From 1987 to 1996, Dr. Fuchs held various positions at Genentech Inc. Dr. Fuchs received a B.A. in Biochemical Sciences from Harvard University, and an M.D. from George Washington University.

Craig Johnson has served as a member of our Board of Directors since September 2013. He also serves as a director of Heron Therapeutics, Inc., La Jolla Pharmaceutical Company and Odonate Therapeutics, Inc. Mr. Johnson previously served as a director of Decipher Biosciences, Inc. from 2015 to 2018, Adamis Pharmaceuticals Corporation from 2011 to 2014 and Ardea Biosciences, Inc. from 2008 until its acquisition by AstraZeneca PLC in 2012. Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc. from 2004 until its sale to Raptor Pharmaceuticals Corp. in 2009, and then as Vice President of a wholly-owned subsidiary of Raptor Pharmaceutical Corp. from 2009 to 2010. From 1994 to 2004, he held various positions at MitoKor, Inc., concluding his service as Chief Financial Officer and Senior Vice President of Operations. Mr. Johnson practiced as a Certified Public Accountant with Price Waterhouse, and he received a B.B.A. degree in accounting from the University of Michigan-Dearborn.

Maya Martinez-Davis has served as a member of our Board of Directors since December 2018. Ms. Martinez-Davis currently serves as President, US Pharmaceuticals at GlaxoSmithKline plc., a position she has held since January 2019. Ms. Martinez-Davis was previously President of the Biopharma Latin America business for Merck KGaA, Darmstadt, Germany from April 2018 to August 2019, and prior to that served as Senior Vice President and Head of Global Oncology for the biopharma business from January 2016 through March 2018. Prior to joining Merck, Ms. Martinez-Davis worked at Pfizer, Inc. as a senior executive for over a decade, where she exercised her vast crossborder, regional and global leadership experience to boost sales growth and market penetration in the areas of oncology, vaccines and specialty portfolios. In her last role, Ms. Martinez-Davis was leading the Oncology US Business. Ms. Martinez-Davis holds an undergraduate degree from Saint Louis University and a Master’s in business leadership and marketing from the IE Business Institute in Madrid, Spain.

Shalini Sharp has served on our Board of Directors since March 2021. From May 2012 until October 2020, Ms. Sharp served as Chief Financial Officer and Executive Vice President for Ultragenyx Pharmaceutical Inc., and from 2006 to 2012, she served as Chief Financial Officer of Agenus Inc. From 2003 to 2006, Ms. Sharp held increasing roles of responsibility at Agenus spanning strategic planning, corporate development, investor relations, corporate finance and business development. Prior to Agenus, Ms. Sharp held strategic planning and corporate finance roles and ultimately served as chief of staff to the chair of the board of directors at Elan Pharmaceuticals, from August 1998 to August 1999 and September 2001 to August 2003. Ms. Sharp also previously served as a management consultant at McKinsey & Company as well as an investment banker at Goldman Sachs, specializing in pharmaceuticals and medical devices. Ms. Sharp has served on the boards of directors of Neurocrine Biosciences since February 2020, Precision Biosciences since December 2018, Sutro Biopharma since November 2018, Organon and Co. since June 2021, and the TB Alliance (non-profit) since January 2015. Ms. Sharp previously served on the boards of directors of Panacea Acquisition Corporation from June 2020 to until it merged with Nuvation Bio in February 2021, Array Biopharma Inc. from April 2017 until its acquisition in July 2019, and Agenus from May 2012 to June 2018. Ms. Sharp received a B.A. from Harvard College and an M.B.A. from Harvard Business School.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Composition and Independence
Our business and affairs are organized under the direction of our Board of Directors. The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required.
Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq. Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that eight of our ten directors nominated for re-election, Bruce L.A. Carter, Ph.D., Julie M. Cherrington, Ph.D., Aaron I. Davis, Henry J. Fuchs, M.D., Faheem Hasnain (Lead Independent Director as of February 15, 2022), Craig Johnson, Maya Martinez-Davis, and Shalini Sharp are independent directors, as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Certain Relationships and Related Party Transactions.”
Each director serves until the next annual meeting of shareholders following such director’s election to the Board of Directors and until his or her successor is duly elected and qualified. The authorized size of our Board of Directors is currently ten members. The authorized number of directors may be changed only by resolution of the Board of Directors. Our directors may be removed with or without cause by the affirmative vote of the holders of a majority of our voting stock.
Role of the Board of Directors and Committees in Risk Oversight
Our Board administers its risk oversight function directly and through all of its current committees. While each of these committees is responsible for evaluating certain risks and overseeing how we manage risk, these committees regularly inform the entire Board about such risks through committee reports. Typically, the entire Board discusses risk management at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. It is the responsibility of the committee chairpersons to report findings regarding material risk exposures to the Board as quickly as possible.
The Audit Committee of the Board of Directors is primarily responsible for overseeing the management of financial risk and related party transactions on behalf of the Board of Directors. The Audit Committee receives reports from management quarterly regarding our assessment of risks. While the Board of Directors oversees our enterprise risk management, management is responsible for day-to-day risk management processes. The Board of Directors expects management to consider risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors.
The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, including any potential conflicts of interests, and environmental, social and governance (ESG) matters, and it periodically reviews our policies, charters, and procedures and makes recommendations when appropriate. For more information about our Board’s and management’s oversight of ESG matters, please refer to our 2021 Corporate Sustainability Report, which is available on our website at www.mirati.com.

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The Compensation Committee reviews risks to the Company related to our executive compensation program and our general compensation philosophies. The Research and Development Committee identifies risks to the Company related to our research and technology platforms.
The Board of Directors has determined that each member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee: (i) meets the applicable rules and regulations regarding “independence,” including, but not limited to, Rule 5605(a)(2) of the Nasdaq listing standards and applicable SEC rules and regulations; (ii) is not an officer or employee of Mirati; and (iii) is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Mirati.
Board of Directors Leadership Structure

The Board of Directors has an independent lead director, the Chairman of the Board, Mr. Hasnain, who has authority, among other things, to call and preside over Board of Directors meetings, to set meeting agendas, and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman has substantial ability to shape the work of the Board of Directors. In addition, we have a separate chair for each committee of the Board of Directors. The chairs of each committee are expected to report at least annually to the Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of our business and affairs. In addition, we believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in our best interests and the best interests of our shareholders. As a result, we believe that having a separate Chairman can enhance the effectiveness of the Board of Directors as a whole.
Meetings of the Board of Directors
The Board of Directors held twelve meetings during 2021. Each Board member attended 75% or more of the aggregate number of meetings held by the Board of Directors and committees on which he or she served, held during the portion of the last fiscal year for which he or she was a chair or committee member.
We encourage, but do not require, our Board of Directors to attend our annual meeting of shareholders. Of our current directors, Dr. Baum, Mr. Hasnain, Dr. Carter, Ms. Cherrington, Mr. Johnson, and Ms. Martinez-Davis attended our 2021 Annual Meeting of Shareholders.
Information Regarding Committees of the Board of Directors
The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Research and Development Committee. Each of our committees operates pursuant to a written charter. Copies of the committee charters are available on the Governance page of the Investor & Media Relations section of our website at ir.mirati.com.

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The following table provides membership and meeting information for fiscal year 2021 for each of the committees of the Board of Directors as of December 31, 2021:

Name	Audit	Compensation	Nominating and Corporate Governance	Research and Development
David Meek
Faheem Hasnain****
Charles M. Baum, M.D. Ph.D.
Bruce L.A. Carter, Ph.D.		X*		X
Julie M. Cherrington, Ph.D.			X	X*
Aaron I. Davis
Henry J. Fuchs, M.D.			X*	X
Michael Grey***
Craig Johnson**	X*		X
Maya Martinez-Davis	X	X
Shalini Sharp	X	X
Total meetings in 2021	4	7	5	4

*    Committee Chairperson
**    Financial Expert
***    Michael Grey resigned from the Board of Directors effective June 25, 2021
****    Lead Independent Director

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to us.
Below is a description of each committee of the Board of Directors.
Audit Committee
Independence: The current members of the Audit Committee are Mr. Johnson (chair), Ms. Martinez-Davis, and Ms. Sharp. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements.
Our Board of Directors has determined that Mr. Johnson qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board of Directors has considered formal education and the nature and scope of experience he has previously had with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.
Primary Responsibilities: The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties of the Audit Committee of the Board of Directors include assisting the Board of Directors in its oversight of:
•the quality and integrity of our financial statements and reports;
•our accounting and financial reporting process, system of internal controls over financial reporting and audit process;
•compliance with, and process for monitoring compliance with, legal and regulatory requirements;
•the independent auditors’ qualifications, independence and performance;

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•our legal, regulatory and ethical compliance programs as established by management and the Board of Directors;
•pre-approval of all audit and non-audit services provided by the independent registered public accounting firm; and
•oversight for all matters related to the security of and risks related to information technology systems and procedures.
Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Audit Committee
Craig Johnson, Chair
Maya Martinez-Davis
Shalini Sharp
Compensation Committee
Independence: The current members of the Compensation Committee are Dr. Carter (chair), Ms. Martinez-Davis and Ms. Sharp. Our Board of Directors has determined that all such members are independent under the Nasdaq Listing Rules, and “non-employee directors” as defined in Rule 16(b)-3 promulgated under the Exchange Act.
Primary Responsibilities: The principal duties of the Compensation Committee of the Board of Directors include:
•review and approving our overall compensation strategy and policies;
•review and approving corporate performance goals, compensation and other terms of employment of our executive officers;
•review the compensation of our non-employee directors;
•administer our stock option and purchase plans; and
•review, discuss with management and approve the annual report on executive compensation for purposes of disclosure to our shareholders.
The Compensation Committee reviews and approves overall compensation strategies and policies. In exercising these duties, the Compensation Committee ensures that our compensation programs, particularly in connection with bonus targets, are aligned with the interests of our shareholders and other stakeholders.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Aon Human Capital Solutions as compensation consultants (formerly known as Radford). Aon Human Capital Solutions was selected based upon its reputation and experience as compensation consultants and in its work with companies similar to Mirati. The Compensation Committee requested that Aon Human Capital Solutions conduct an evaluation of current market compensation practices to benchmark against our current compensation practices.

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Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Compensation Committee formed a New Hire Equity Subcommittee, currently composed of the Chief Executive Officer and the Chief Accounting Officer, to which it delegated authority to grant, without any further action required by the Compensation Committee, equity awards to newly hired employees and newly promoted employees who are not our executive officers, within pre-established guidelines.
Nominating and Corporate Governance Committee
Independence: The current members of the Nominating and Corporate Governance Committee are Dr. Fuchs (chair), Dr. Cherrington, and Mr. Johnson. Mr. Grey ceased serving on the Nominating and Corporate Governance Committee in June 2021. Our Board of Directors has determined that all such members are independent under Rule 5605(a)(2) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time.

Primary Responsibilities: The principal duties of the Nominating and Corporate Governance Committee of the Board of Directors include:

•develop and implement a set of corporate governance principles and policies, including a code of business conduct and ethics, and make recommendations to the Board of Directors concerning governance matters;
•identify the skill sets currently available and skill sets that may be required;
•recommend candidates for directorships and the size and composition of the Board;
•assess the performance of the Board of Directors, its committees and the contributions of individual directors;
•review and oversee management succession planning; and
•oversee the Company’s environmental, social and governance (ESG) initiatives.
Research and Development Committee
Independence: The current members of the Research and Development Committee are Dr. Cherrington (chair), Dr. Fuchs, and Dr. Carter. Mr. Grey ceased serving on the Research and Development Committee in June 2021.
Primary Responsibilities: The purpose of the Research and Development Committee of the Board of Directors is to review and provide advice for the Company’s research and development programs on behalf of the Board, including:
•assist the Board in its oversight of the Company’s strategic direction and investment in research and development;
•identify and discuss significant emerging trends and issues in science and technology and consider the impact of such on the Company’s research and development;
•review research and development programs from a scientific perspective;
•review and provide strategic recommendations to the Board regarding the Company’s research and development programs; and
•assist Company’s management in identifying and recommending experts to provide strategic technical advice regarding the Company’s research and development programs and initiatives.
Selection of New Directors and Shareholder Recommended Director Candidates
In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.
In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

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The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder.
Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 3545 Cray Court, San Diego, CA 92121, Attn: Investor Relations, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s annual meeting. Submissions must include (1) the name and address of the shareholder on whose behalf the submission is made; (2) number of Company shares that are owned beneficially by such shareholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director and (7) any other information required by our Bylaws.
Board Qualifications and Diversity
The Nominating and Corporate Governance Committee believes that candidates for director, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee may consider our current needs and the needs of the Board of Directors, to maintain a diverse and balanced combination of knowledge, experience, cross-functional capability, demographics, race, age, gender, educational and professional backgrounds to provide a range of perspectives to support good decision making. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
Candidates for director nominees are assessed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity of experiences, expertise and backgrounds, including but not limited to, racial, ethnic, gender and age diversity and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability.

In accordance with the Nasdaq listing standards, the Board has self-identified a number of attributes that identify its members’ diversity. The following is a matrix showing the makeup of those self-reported attributes:

Board of Directors Diversity Matrix (As of April 15, 2022)
Total Number of Directors		10
		Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		3	6	—	1
Part II: Demographic Background
African American or Black		—	—	—	—
Hispanic or Latinx		1	—	—	—
Asian		1	1	—	—
Native American or Alaskan Native		—	—	—	—
White		1	5	—	—
Two or more races or ethnicities		—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	1

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Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.mirati.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the amendment or waiver on our website. Note that the information on our website is not incorporated by reference in this Proxy Statement.
Board Evaluation Process

The Nominating and Corporate Governance Committee is responsible for the annual evaluation of the performance of the Board and each committee of the Board and the contributions of individual directors. This assessment is done with input from the Board and reported annually.
Shareholder Communications with the Board of Directors
Our Board of Directors has adopted a formal process by which shareholders may communicate with the Board of Directors or any of its directors. Shareholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Investor Relations of Mirati Therapeutics, Inc. at 3545 Cray Court, San Diego, CA 92121. Each communication must set forth: the name and address of our shareholder on whose behalf the communication is sent and the number of Company shares that are owned beneficially by such shareholder as of the date of the communication. Each communication will be reviewed by our Investor Relations to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by our Investor Relations to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

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PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our shareholders’ interests.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. In accordance with the shareholder’s vote in 2019 for annual say-on-pay advisory proposals, the Company will submit a similar proposal in 2023.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

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PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected the San Diego, California, United States office of Ernst & Young, LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.
Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws, as amended, nor other governing documents or law require shareholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our shareholders.
The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2021 and 2020 by Ernst & Young, our principal accountant for those years. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2021	2020
Audit Fees(1)	$893,915	$608,415
Audit-Related Fees	—	—
Tax Fees(2)	261,059	188,700
All Other Fees(3)	—	1,880
Total Fees	$1,154,974	$798,995

(1)2021 and 2020 Audit Fees consist of fees billed for professional services by Ernst & Young for the annual audit of our financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q. Audit Fees also include fees for services associated with public offering filings, review of our Form 8-Ks, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Tax Fees consist of services related to tax compliance, tax planning and tax advice.
(3)All Other Fees for 2020 consist of license fees for a web-based accounting research tool.
In connection with the audit of the 2021 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms under which Ernst & Young performed audit services for us. The agreement is subject to alternative dispute resolution procedures.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee must pre-approve the audit and non-audit services rendered by the Company’s independent registered public accounting firm. Effective March 2015, the Audit Committee delegated authority for pre-approval to its Chair. All fees in 2021 were preapproved by the Chair of the Audit Committee.

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PROPOSAL 4

APPROVAL OF THE MIRATI THERAPEUTICS, INC. 2022 EQUITY INCENTIVE PLAN

We are asking our shareholders to approve the Mirati Therapeutics, Inc. 2022 Equity Incentive Plan, or the 2022 Plan, at the annual meeting. The 2022 Plan was approved by our Board of Directors, or Board, on April 4, 2022, subject to approval by our shareholders. The 2022 Plan is intended to be the successor to the Mirati Therapeutics, Inc. 2013 Equity Incentive Plan, or the 2013 Plan.

Why We are Asking our Shareholders to Approve the 2022 Plan
Currently, we maintain the 2013 Plan to grant stock options, restricted stock units and other stock awards in order to provide long-term incentives to our employees, consultants, and directors. Our Board of Directors decided to adopt and seek approval for the 2022 Plan as the successor to and continuation of the 2013 Plan because it wanted to update the plan provisions to conform with current market practices.

The number of full time employees increased from 199 at December 31, 2020 to 413 at December 31, 2021 and we are anticipating increased hiring patterns in the future to support a potential commercial launch. Accordingly, we anticipate an increase in new hire equity grants which are traditionally greater in value than annual grants. We believe our broad based equity programs are important in our ability to attract, retain and motivate our employees.

Approval of the 2022 Plan by our shareholders will allow us to continue to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The 2022 Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors, and consultants, and to provide long-term incentives that align the interests of our employees, directors, and consultants with the interests of our shareholders.
Requested Shares
Subject to adjustment for certain changes in our capitalization, if this Proposal 4 is approved by our shareholders, the aggregate number of shares of our common stock that may be issued under the 2022 Plan will not exceed the sum of (i) the number of unallocated shares remaining available for the grant of new awards under the 2013 Plan as of the effective date of the 2022 Plan (which is equal to 1,349,003 shares as of March 15, 2022), (ii) 3,500,000 new shares, and (iii) certain shares subject to outstanding awards granted under the 2013 Plan that may become available for grant under the 2022 Plan as such shares become available from time to time (as further described below in “Description of the 2022 Equity Incentive Plan – Authorized Shares”).

Subject to the stock price of the Company’s common stock and other factors, we anticipate the proposed share increase will provide the Company with a pool of shares that could last for up to two years.
Why You Should Vote to Approve the 2022 Plan
Equity Awards Are an Important Part of Our Compensation Philosophy

Our Board believes that our future success depends, in large part, on our ability to maintain a competitive position in attracting, retaining, and motivating key personnel, non-employee directors, consultants and advisors. The Board believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate key personnel, non-employee directors, consultants, and advisors, and better aligns the interests of our personnel, non-employee directors, consultants, and advisors with those of our shareholders. The 2022 Plan will allow us to continue to provide equity incentives to our eligible employees, non-employee directors, consultants, and advisors. Therefore, the Board believes that the 2022 Plan is in the best interests of the Company and its shareholders and recommends a vote in favor of this Proposal 4.

We Have Experienced and Expect to Continue to Experience Substantial Growth in Our Business

The Board believes that the 2022 Plan is necessary to ensure that the number of shares available for issuance is sufficient to allow us to continue to attract and retain the services of talented individuals essential to our long-term growth and financial success. Our Board strongly believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate our employees, including our executives, and our consultants and advisors, and is a substantial contributing factor to our success and the growth of our business. So far we have relied significantly on equity incentives in the form of stock option awards and restricted stock unit awards to attract and retain key employees, and we believe that equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other employees. Based on the current stock market conditions, particularly in the biotechnology industry, our share pool has depleted faster than originally

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anticipated. The adoption of the 2022 Plan and new share reserve of up to 11,249,711 shares will address the depletion to the 2013 Plan’s available share reserve that has occurred as a result of the recent growth of the company. In particular, an immediate increase to the share reserve will provide the Board with flexibility to continue to make annual equity awards to eligible employees, including new hires, and will allow us to remain competitive in the marketplace.

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity awards such as stock options and restricted stock units are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing shareholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize shareholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees and non-employee directors. The tables below show our responsible overhang and burn rate percentages.

The Size of Our Share Reserve Request Is Reasonable

If the 2022 Plan is approved by our shareholders, we expect to have approximately 4,849,003 shares available for grant after our annual meeting (based on shares available as of March 15, 2022), which we anticipate being a pool of shares sufficient to support grants for up to two years, and necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees. The size of our request is also reasonable in light of the equity granted to our employees and directors over the past year.
Key Plan Features.
The 2022 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:
•No single trigger accelerated vesting upon change in control. The 2022 Plan does not provide for any automatic mandatory vesting of awards upon a change in control.

•Prohibition on repricing. We do not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price or strike price in excess of the current fair market value in exchange for cash or other stock awards without obtaining the approval of our shareholders within 12 months prior to the repricing or cancellation and re-grant event.

•Prohibition on the payment of dividends and dividend equivalents on unvested stock options or awards. The 2022 Plan prohibits the payment or crediting of dividends or dividend equivalents with respect to any award until the underlying shares or units vest.

•Prohibition on share recycling. Any shares of Common Stock reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of a stock award will no longer be available for issuance under the Plan, including any shares subject to a stock award that are not delivered to a participant because such stock award is exercised through a reduction of shares subject to such stock award (i.e., “net exercised”). In addition, any shares reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an option or stock appreciation right, or any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of an option or stock appreciation right will no longer be available for issuance under the 2022 Plan.

•Awards subject to forfeiture/clawback. In April 2021, we adopted an Incentive Compensation Recoupment Policy that applies to all NEOs and which provides for the recovery of compensation received by NEOs in connection with a material restatement in Mirati’s financial statement disclosure. The Board of Directors may seek reimbursement of annual cash incentive compensation and all equity compensation awards where the payout or vesting exceeds the amounts that would have been received had the financial results been properly reported. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2022 Plan must have an exercise price or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

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•Flexibility in designing equity compensation scheme. The 2022 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and other stock awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

Shareholder Approval

If this Proposal 4 is approved by our shareholders, the 2022 Plan will become effective as of the date of the annual meeting and no additional awards will be granted under the 2013 Plan (although all outstanding awards granted under the 2013 Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the 2013 Plan). In the event that our shareholders do not approve this Proposal 4, the 2022 Plan will not become effective and the 2013 Plan will continue to be effective in accordance with its terms.

Overhang
The following table provides certain additional information regarding our use of equity awards:

As of March 15, 2022 (Record Date)
Total number of shares of common stock subject to outstanding stock options under the 2013 Plan	5,035,802
Weighted-average exercise price of outstanding stock options under the 2013 Plan	$89.00
Weighted-average remaining term of outstanding stock options under the 2013 Plan	7.1
Total number of shares of common stock subject to outstanding full value awards (RSUs and PSUs) under the 2013 Plan	1,364,906
Total number of shares of common stock available for grant under the 2013 Plan	1,349,003

Total number of shares of common stock outstanding	55,507,835
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$77.32
Burn Rate
The Company monitors shareholder dilution by tracking the number of shares subject to equity awards that it grants annually commonly referred to as the burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation awards and is defined for this purpose as the number of equity awards granted as incentives during the year divided by the weighted average number of shares of common stock outstanding during the year. The Company has calculated the burn rate for the past three years, as set forth in the following table:

	Total Number of Shares of Common Stock Subject to Stock Options Granted	Total Number of Shares of Common Stock Subject to Full Value Awards Granted(1)	Weighted Average Number of Shares of Common Stock Outstanding	Burn Rate
Fiscal Year 2021	1,012,211	1,211,619	51,882,538	4.3%
Fiscal Year 2020	901,094	731,354	44,987,555	3.6%
Fiscal Year 2019	2,310,994	—	37,467,505	6.2%
(1) Full-value shares granted adjusted on a 1:1.5 conversion ratio.
Description of the 2022 Equity Incentive Plan

The material features of the 2022 Plan are described below. The following description of the 2022 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2022 Plan. Shareholders are urged to read the actual text of the 2022 Plan in its entirety, which is attached to this proxy statement as Appendix A.

Successor to 2013 Plan

The 2022 Plan is intended to be the successor to the 2013 Plan. If the 2022 Plan is approved by our shareholders, no additional awards will be granted under the 2013 Plan.

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Awards. Our 2022 Plan will provide for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit, or RSU, awards, performance awards and other forms of awards to employees, directors, and consultants, including employees and consultants of our affiliates.

Authorized Shares. Initially, the maximum number of shares of our common stock that may be issued under our 2022 Plan after it becomes effective will not exceed 11,249,711 shares of our common stock, which is the sum of (1) 3,500,000 new shares, plus (2) shares that remain available for the issuance of awards under our 2013 Plan as of immediately prior to the time our 2022 Plan becomes effective plus (3) shares of our common stock subject to outstanding stock options or other stock awards granted under our 2013 Plan that, on or after our 2022 Plan becomes effective, terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any, as such shares become available from time to time. The maximum number of shares of our common stock that may be issued on the exercise of ISOs under our 2022 Plan will be 15,400,000 shares.

Shares subject to stock awards granted under our 2022 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares will not reduce the number of shares available for issuance under our 2022 Plan. Any shares of our common stock previously issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us because of a failure to meet a contingency or condition required for the vesting of such shares will be added back to the share reserve and again become available under the 2022 Plan. In addition, shares withheld to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right, will not reduce the number of shares available for issuance under our 2022 Plan. However, the following types of shares subject to stock awards will reduce the share reserve and will not become available for the grant of new stock awards under the 2022 Plan: (1) shares of common stock reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award, including any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award, (2) shares reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an option or stock appreciation right, and (3) any shares repurchased on the open market with the proceeds of the exercise or strike price of an option or stock appreciation right.

Plan Administration. Our board of directors, or a duly authorized committee of our board of directors, will administer our 2022 Plan and is referred to as the “plan administrator” herein. Our board of directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under our 2022 Plan, our board of directors will have the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

The plan administrator will have the power to modify outstanding awards under our 2022 Plan. Subject to the terms of our 2022 Plan, the plan administrator will have the authority to reprice any outstanding stock award, cancel and re-grant any outstanding stock award in exchange for new stock awards, cash or other consideration or take any other action that is treated as a repricing under generally accepted accounting principles, or GAAP, with the consent of any adversely affected participant.

Stock Options. Our 2022 Plan allows for the grant of ISOs and NSOs pursuant to stock option agreements adopted by the plan administrator. The plan administrator will determine the exercise price for stock options, within the terms and conditions of our 2022 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant for NSOs and 110% of the fair market value of the stock subject to the option on the date of grant for ISOs. Options granted under our 2022 Plan will vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator will determine the term of stock options granted under our 2022 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement, or other written agreement between us and the recipient approved by the plan administrator, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that either an exercise of the option or an immediate sale of shares acquired upon exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

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Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Our 2022 Plan allows for the grant of RSU awards pursuant to restricted stock unit award agreements adopted by the plan administrator. RSU awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. An RSU award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator or in any other form of consideration set forth in the RSU award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by an RSU award. Except as otherwise provided in the applicable award agreement or other written agreement between us and the recipient approved by the plan administrator, RSU awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Our 2022 Plan allows for the grant of restricted stock awards pursuant to restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The plan administrator will determine the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Our 2022 Plan allows for the grant of stock appreciation rights pursuant to stock appreciation right agreements adopted by the plan administrator. The plan administrator will determine the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under our 2022 Plan will vest at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of common stock or in any other form of payment as determined by our board of directors and specified in the stock appreciation right agreement.

The plan administrator will determine the term of stock appreciation rights granted under our 2022 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. Our 2022 Plan will permit the grant of performance awards that may be settled in stock, cash, or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the common stock.

The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable

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companies or the performance of one or more relevant indices. Unless specified otherwise by the board of directors at the time the performance award is granted, the board will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to GAAP; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under GAAP; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any portion of our business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP.

Other Stock Awards. The plan administrator will be permitted to grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under our 2022 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. In the event of a corporate transaction, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant, any stock awards outstanding under our 2022 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (1) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction) and (2) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (1) the per share amount payable to holders of common stock in connection with the corporate transaction, over (2) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

Under our 2022 Plan, a corporate transaction is generally defined as the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of at least 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. Awards granted under our 2022 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Under our 2022 Plan, a change in control is generally defined as: (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (2) a consummated merger, consolidation or

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similar transaction in which our shareholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (3) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our shareholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (4) when a majority of our board of directors becomes comprised of individuals who were not serving on our board of directors on the date our 2022 Plan was adopted by the board of directors, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.

Plan Amendment or Termination. Our board of directors has the authority to amend, suspend or terminate our 2022 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our shareholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopts our 2022 Plan. No stock awards may be granted under our 2022 Plan while it is suspended or after it is terminated.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2022 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award under the 2022 Plan. The 2022 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income, as well as the requirement of reasonableness, the provisions and limitations of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain performance-based compensation arrangements already in place as of November 2, 2017.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness, the provisions and limitations of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options. The 2022 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be a long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be a short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

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For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to the requirement of reasonableness and the provisions and limitations of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days after his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Subject to the requirement of reasonableness, the provisions and limitations of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights. Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the date of grant, the recipient will recognize ordinary income equal to the fair market value of stock or cash received upon such exercise. If the recipient is employed by us or one of our affiliates, that income will be subject to withholding taxes. Subject to the requirement of reasonableness, the provisions and limitations of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the amount of ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units. Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the shares are delivered to the participant in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If a restricted stock unit award is subject to Section 409A of the Code, the shares subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability, or a change in control. If delivery occurs on another date, unless the restricted stock unit awards otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid, if any, for shares plus any ordinary income recognized when the stock is delivered. Subject to the requirement of reasonableness, the provisions and limitations of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the amount of ordinary income realized by the participant.

Plan Benefits

Awards under the 2022 Plan are discretionary. Accordingly, total awards that may be granted under the 2022 Plan are not determinable. We have made certain grants to our employees and to certain executive officers, as discussed below under “Executive Compensation” and we may make additional grants to certain of our executive officers in the future as well as to our non-employee directors under our Director Compensation Policy described below under “Non-Employee Director Compensation.” However, we cannot currently determine the total amount of benefits or number of shares subject to equity awards that may be granted in the future to executive officers, directors and employees under the 2022 Plan.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of December 31, 2021:

Name	Age	Title
David Meek	58	Chief Executive Officer and Director
Charles M. Baum, M.D., Ph.D.	63	President, Founder and Head of Research & Development, and Director
James Christensen, Ph.D.	53	Chief Scientific Officer
Benjamin Hickey	47	Chief Commercial Officer
Vickie Reed	60	Chief Accounting Officer

The following is biographical information for our executive officers other than Mr. Meek and Dr. Baum, whose biographical information is included under Proposal 1.
James Christensen, Ph.D. has served as our Chief Scientific Officer since January 2014, Senior Vice President from January 2014 through December 2018, and Vice President, Research from June 2013 through January 2014. Prior to joining us, he held various positions at Pfizer from 2003 to 2013, the most recent of which was Senior Director of Oncology Precision Medicine in the Oncology Research Unit. Dr. Christensen joined Pfizer in 2003 and his responsibilities there included leading nonclinical research efforts for oncology programs including sunitinib malate research activities and leading the nonclinical and translational biology efforts for other research and development programs, including crizotinib. Dr. Christensen participated as a member of the Cancer Research or Oncology Research Unit leadership team from 2005 to 2013. Prior to 2003, Dr. Christensen was a Group Leader on the Preclinical Research and Exploratory Development team at SUGEN, Inc., which was acquired by Pharmacia Corporation, now owned by Pfizer. Dr. Christensen began his career in 1998 at Warner Lambert, now owned by Pfizer, with research focus in RTK biology and RTK pathway biomarker development in the oncology therapeutic area. Dr. Christensen participates on the editorial boards for Cancer Research and Molecular Cancer Therapeutics. Dr. Christensen received a Ph.D. in molecular pharmacology from North Carolina State University with dissertation research directed toward characterization of mechanisms of apoptosis dysregulation during the process of carcinogenesis.

Benjamin Hickey has served as our Chief Commercial Officer since January 2020, and also serves as a board member of Surface Oncology since January 2022. Mr. Hickey served as Senior Vice President and Chief Commercial Officer of Halozyme Therapeutics, Inc. from September 2018 through November 2019, where he was responsible for the global commercial strategy for its oncology portfolio. Prior to Halozyme, Mr. Hickey served from August 2016 to September 2018 as the General Manager UK & Ireland at Bristol-Myers Squibb, a global biopharmaceutical company, overseeing an organization of more than 300 people across the virology, immuno-science, oncology and cardiovascular disease businesses. From March 2014 to August 2016, he served as Vice President Commercial, Immuno-Oncology for Bristol-Myers where he led a commercial team focused on the commercialization of Yervoy® and the launch preparedness of Opdivo®. From May 2001 to March 2014, Mr. Hickey held positions of increasing responsibility at Bristol-Myers including Vice President, Hematology, responsible for all commercial activity for Sprycel® and Erbitux®. Mr. Hickey received his B.S. in Management and M.B.A. degrees from St. John’s University in Queens, New York.

Vickie Reed has served as our principal financial officer since November 2021, our Chief Accounting Officer since January 2020, Vice President of Finance from December 2016 to January 2020, and Senior Director and Corporate Controller from October 2013 to December 2016. Since May 2021, she has also served as a board member for Evoke Pharma. Previously, Ms. Reed served as Senior Director of Finance and Controller at Zogenix, Inc., a public biotechnology company, from November 2012 to September 2013. From September 2009 to November 2012, she held a financial leadership role at Amylin Pharmaceuticals, Inc., a public biotechnology company. Prior to joining Amylin, Ms. Reed held financial leadership roles at several other biotechnology and telecommunications companies, and began her career with Price Waterhouse, now Pricewaterhouse Coopers. Ms. Reed received a B.S. in Accounting from University of Colorado, Denver.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2022 by: (i) each director and nominee for director; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all our named executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, except as otherwise noted. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock subject to options that are currently exercisable or exercisable and RSUs that will vest within 60 days of March 15, 2022, as well as warrants or other rights held by such persons that are exercisable within 60 days of March 15, 2022.
Percentage of beneficial ownership is based on 55,507,835 shares of common stock outstanding as of March 15, 2022. Unless otherwise indicated, the address for the following shareholders is c/o Mirati Therapeutics, Inc., 3545 Cray Court, San Diego, CA 92121.

	Beneficial Ownership(19)
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders:
Boxer Capital, LLC(1)	10,734,003	17.63%
Avoro Capital Advisors LLC(2)	5,075,000	9.14%
The Vanguard Group, Inc.(3)	4,438,977	8.00%
Perceptive Advisors LLC(4)	3,283,783	5.92%
Wellington Management Group LLP(5)	3,145,632	5.67%
Directors and Named Executive Officers:
Charles M. Baum, M.D., Ph.D.(6)	932,247	1.66%
James Christensen, Ph.D.(7)	340,706	*
Faheem Hasnain(8)	111,529	*
Vickie Reed(9)	104,283	*
Aaron Davis(10)	86,457	*
Henry Fuchs, M.D.(11)	84,405	*
Craig Johnson(12)	62,405	*
Benjamin Hickey(13)	54,988	*
Bruce L.A. Carter, Ph.D.(14)	44,405	*
Maya Martinez-Davis(15)	41,905	*
David Meek(16)	34,057	*
Julie Cherrington(17)	33,541	*
Shalini Sharp(18)	8,279	*
All executive officers and directors as a group (13 persons)	1,939,207	3.47%

*Represents beneficial ownership of less than one percent of our outstanding shares of common stock.
(1)For the common stock holdings, information is based upon a Schedule 13D/A filed by Boxer Capital, LLC (“Boxer Capital”) with the SEC on November 2, 2020, as amended by Form 4 filed by Boxer Capital, LLC on March 5, 2021 and information provided by the shareholder. Includes 2,000,000 shares of common stock held by Boxer Capital and Boxer Asset Management Inc., 3,135,966 shares of common stock held by Braslyn Ltd. (“Braslyn”), 230,333 shares of common stock held by MVA Investors, LLC (“MVA Investors”), and 154,216 shares beneficially owned by various individual

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employees of Boxer Capital-affiliated entities, including 86,457 beneficial shares owned by Aaron Davis, Chief Executive Officer of Boxer Capital, LLC, which includes 43,384 shares of common stock subject to options exercisable within 60 days of March 15, 2022. In January 2017, Boxer Capital, MVA Investors and Braslyn purchased 2,341,786, 51,047 and 4,865,430, respectively, warrants for common stock (the “January 2017 Warrants”), at a price of $5.599 per warrant share with an exercise price of $0.001 per share. In November 2017, Boxer Capital and Braslyn purchased 801,448 and 1,413,475, respectively, warrants for common stock (the “November 2017 Boxer Warrants”) at a price of $12.999 per warrant share with an exercise price of $0.001 per share. Both the January 2017 Warrants and the November 2017 Boxer Warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 19.99% of the outstanding common stock after exercise. In June 2020, Braslyn completed a cashless exercise of 600,006 warrants for shares of common stock, resulting in the issuance of 600,000 shares of common stock. In October 2020, Boxer Capital completed a cashless exercise of 362,952 warrants for shares of common stock, resulting in the issuance of 362,950 shares of common stock. In October 2020, MVA Investors completed a cashless exercise of 37,051 warrants for shares of common stock, resulting in the issuance of 37,050 shares of common stock. In October 2020, Braslyn completed cashless exercises totaling 400,003 warrants for shares of common stock, resulting in the issuance of 400,000 shares of common stock. In March 2021, Boxer Capital completed cashless exercises totaling 597,444 warrants for shares of common stock, resulting in the issuance of 597,440 shares of common stock. In March 2021, MVA Investors completed a cashless exercise of 13,996 warrants for shares of common stock, resulting in the issuance of 13,995 shares of common stock. In March 2021, Braslyn completed cashless exercises totaling 12,381 warrants for shares of common stock, resulting in the issuance of 12,379 shares of common stock. The address for Boxer Capital and MVA Investors, LLC is 11682 El Camino Real, Suite 320, San Diego, CA, 92130. The address for Boxer Asset Management Inc. and Braslyn Ltd. is c/o Cay House, EP Taylor Drive, N7776 Lyford Cay, New Providence, Bahamas.
(2)Based upon a Schedule 13G/A filed by Avoro Capital Advisors LLC (“Avoro,” formerly venBio Select Advisor LLC) with the SEC on February 14, 2022, which includes 5,075,000 shares held as of December 31, 2021 by Avoro and Behzad Aghazadeh. Avoro provides investment advisory and management services and has acquired the common stock solely for investment purposes on behalf of Avoro Life Science Fund LLC. Dr. Aghazadeh serves as the portfolio manager and controlling person of Avoro. Avoro and Dr. Aghazadeh have sole voting power and sole dispositive power with respect to the shares. The address for Avoro and Dr. Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012.
(3)Based upon a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group Inc. (“Vanguard”) reporting beneficial ownership of 4,438,977 shares as of December 31, 2021. The Schedule 13G/A indicates that Vanguard has sole dispositive power with respect to 4,376,901 shares, shared voting power with respect to 24,344 shares and shared dispositive power with respect to 62,076 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based upon a Schedule 13G/A filed by Perceptive Advisors LLC (“Perceptive Advisors”) with the SEC on February 15, 2022, reporting beneficial ownership of 3,283,783 shares as of December 31, 2021. Perceptive Life Sciences Master Fund, Ltd. (“Master Fund”) directly holds 3,283,783 shares and Perceptive Advisors serves as an investment manager to the Master Fund and may be deemed to beneficially own the securities held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities held by the Master Fund. The Schedule 13G/A reports that Perceptive Advisors, Mr. Edelman, and the Master Fund each has shared voting power and shared dispositive power with respect to 3,283,783 shares. The address for Perceptive Advisors is 51 Astor Place, 10th Floor, New York, NY 10003.
(5)Based upon a Schedule 13G filed by Wellington Management Group, LLP (“Wellington”) on February 4, 2022, reporting beneficial ownership of 3,145,632 shares as of December 31, 2021. The Schedule 13G was filed by Wellington, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP on behalf of themselves and certain of their respective subsidiaries (collectively, the “Wellington Group”). The Schedule 13G reports that the Wellington Group has shared voting power with respect to 2,877,204 shares and shared dispositive power with respect to 3,145,632 shares. The address for Wellington is 280 Congress Street, Boston, MA 02210.

(6)Includes 804,348 shares subject to options exercisable within 60 days of March 15, 2022 and 127,899 shares owned directly by Dr. Baum.
(7)Includes 253,278 shares subject to options exercisable within 60 days of March 15, 2022 and 87,428 shares owned directly by Dr. Christensen.

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(8)Includes 102,812 shares subject to options exercisable within 60 days of March 15, 2022 and 8,717 shares owned directly by Mr. Hasnain.
(9)Includes 88,914 shares subject to options exercisable within 60 days of March 15, 2022 and 15,369 shares owned directly by Ms. Reed.
(10)Includes 43,384 shares subject to options exercisable within 60 days of March 15, 2022 and 43,073 shares owned directly by Mr. Davis.
(11)Includes 78,384 shares subject to options exercisable within 60 days of March 15, 2022 and 6,021 shares owned directly by Dr. Fuchs.
(12)Includes 56,384 shares subject to options exercisable within 60 days of March 15, 2022 and 6,021 shares owned directly by Mr. Johnson.
(13)Includes 20,012 shares subject to options exercisable within 60 days of March 15, 2022 and 34,976 shares owned directly Mr. Hickey.
(14)Includes 38,384 shares subject to options exercisable within 60 days of March 15, 2022 and 6,021 shares owned directly by Dr. Carter.
(15)Includes 35,884 shares subject to options exercisable within 60 days of March 15, 2022 and 6,021 shares owned directly by Ms Martinez-Davis.
(16)Includes 34,057 shares owned directly by Mr. Meek.
(17)Includes 30,995 shares subject to options exercisable within 60 days of March 15, 2022 and 2,546 shares owned directly by Ms. Cherrington.
(18)Includes 2,501 shares subject to options exercisable within 60 days of March 15, 2022, 808 shares subject to RSU settlement within 60 days of March 15, 2022 and 4,970 shares owned directly by Ms. Sharp.
(19)This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, and Forms 13F and 4 filings filed with the SEC.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of our 2021 executive compensation program and includes discussion and background information regarding the compensation of our named executive officers (“NEOs” or “Named Executive Officers”). This CD&A is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.

The following individuals are our NEOs for 2021:

Name	Title
David Meek(1)	Chief Executive Officer
Charles M. Baum, M.D., Ph.D.(2)	President, Founder and Head of Research and Development
James Christensen, Ph.D.	Chief Scientific Officer
Benjamin Hickey	Chief Commercial Officer
Vickie Reed(3)	Chief Accounting Officer
Daniel Faga(4)	Former Executive Vice President and Chief Operating Officer

(1)Mr. Meek was appointed Chief Executive Officer on September 20, 2021.
(2)Dr. Baum was Chief Executive Officer from January 1, 2021 until September 20, 2021.
(3)Ms. Reed was appointed Chief Accounting Officer in January 2020 and assumed the role of principal financial officer in November 2021.
(4)Mr. Faga’s employment with the Company terminated in November 2021.

Our goal is to provide a competitive total compensation package with significant emphasis on pay for performance and we believe we have been successful in implementing pay practices that motivate our executives to increase shareholder value. Our Compensation Committee believes that executive compensation should be linked to our overall performance and strategic success and shareholder returns. As such, our executive compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and motivate performance in a manner that supports achievement of our mission of increasing shareholder value while ensuring that these programs do not encourage excessive risk-taking. We seek to align executive incentives with long-term strategic business objectives and shareholder interests. We believe our executive compensation program, as developed and implemented, and as presented in this CD&A, achieves these objectives and is appropriate for a company in our industry and at our stage of growth.

Our leadership team, together with our dedicated personnel, have helped Mirati continue our advancement in 2021, both across our clinical programs, as well as in our discovery pipeline. The caliber of our operational performance and continued growth as a company drives our compensation structure, specifically the degree to which NEOs are granted equity and earn bonuses. We continue to reward our NEOs with competitive compensation packages that directly align pay with performance.
Executive Compensation Philosophy and Objectives

Our compensation philosophy is to establish and maintain a compensation program that attracts, retains, and rewards talented individuals who possess the skills necessary to create long-term shareholder value, expand our business and assist in the achievement of the Company’s strategic objectives. Our compensation program is intended to align the interests of our executive officers with those of our shareholders by measuring and rewarding the performance of our executive officers against the Company’s strategic objectives while maintaining the competitive pay level to reward our executives for Company performance. In assessing the competitiveness of our compensation program, we reference both our peer companies and broader market compensation data obtained from a third-party compensation consultant, and make adjustments, either up or down, to reflect a variety of considerations, including individual performance, scope of responsibilities, criticality of position, retention considerations and internal equity considerations. When determining the competitiveness of our pay practices, we look

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at the entirety of the pay and benefit package. This total compensation package is designed to be competitive in the geographical locations where we do business, focused on results, and fair and flexible.
Pay Program Overview

The primary elements of our executive compensation program for 2021 are base salary, short-term cash incentives, and long-term equity incentives. Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives. Base salaries may be adjusted based on numerous factors, including a change in an executive officer’s responsibilities, demonstrated performance or relevant market data. The annual cash incentive award plan is intended to motivate and reward our executives for the achievement of certain strategic goals of the Company. Our annual incentives for 2021 were based on the achievement of the Company’s 2021 performance goals. Long-term equity awards incentivize executives to deliver long-term shareholder value, while also providing a retention vehicle for our executive talent. In 2021, we granted executives stock options to directly align management and shareholder interests, as well as RSU and PSU awards, to further motivate and reward performance of our key executives.

Compensation Determination Process

Say on Pay Results

At our annual meeting of shareholders held in May 2021, the Company held an advisory vote on executive compensation (commonly known as a ‘say-on-pay’ proposal). This resolution was supported by shareholders, with approximately 85% of shares cast in favor of the proposal. The Compensation Committee appreciates this support and believes it reflects support for our efforts to appropriately structure executive compensation to align with performance as well as with shareholder interests. Our Compensation Committee considered the say-on-pay vote and determined not to make significant changes to our executive compensation policies, however it did increase the emphasis on performance-based compensation in our executive compensation program, including by introducing performance-vesting RSUs, or PSUs to each of our executive officers in 2021. We value the opinions of our shareholders and we will continue to consider the results of these shareholder votes, along with other forms of shareholder input and feedback, when structuring executive pay in the future.
Role of Compensation Committee

The Compensation Committee oversees and administers the overall compensation strategies and policies of the Company and establishes corporate performance goals of the CEO and other executive officers, including but not limited to the other NEOs. The Compensation Committee ensures that our compensation programs are consistent with the objectives of attracting and retaining highly qualified executives, tying pay to Company strategy and performance, and aligning executives’ incentives with long-term shareholder interests. The Compensation Committee’s responsibilities include administering the annual and long-term equity grants, and other purchase plans and reviewing and approving the annual report on executive compensation. The Compensation Committee is responsible for reviewing and approving cash and equity incentives payable to executives and has the authority to grant equity awards to all participants under the Company’s equity plans, and to determine all terms and conditions of such awards. In addition, the Compensation Committee also determines compensation for the non-employee directors. In exercising these duties, the Compensation Committee holds meetings quarterly or with greater frequency, as it deems necessary.
Role of Management

Upon the request of the Compensation Committee, the Chief Executive Officer or other members of management may be invited to attend the Compensation Committee meetings to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. This enables our Compensation Committee to review, with our Chief Executive Officer, the corporate goals that the Chief Executive Officer regards as important to the achievement of our business objectives.

The Compensation Committee annually assesses the base compensation and the potential incentive (cash and equity) compensation that the named executive officers will be eligible to earn by achieving the Company’s goals. As part of this assessment, the CEO makes recommendations to the Compensation Committee regarding the base compensation and target incentive amounts for the executive officers that report to him. Such recommendations take into account changes in responsibilities, compensation levels for similar positions that consider factors the CEO considers important in establishing competitive compensation. The Compensation Committee discusses the CEO’s recommendations and accepts or adjusts them, in whole or in part, based on its own assessment of Company strategic goals, executive responsibilities and its own independent review.

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In addition, our Compensation Committee may request certain executives to provide input on executive compensation, including assessing individual performance and future potential, market data analyses and various compensation decisions relating to bonuses, equity awards and other pay during the year. None of our executives attends any part of the Compensation Committee meetings at which deliberations or determinations of his or her compensation are discussed.
Role of Consultants
The Compensation Committee regularly enlists the services of a third-party company to conduct an evaluation of current market practices to benchmark against our current practices. In 2021, the Compensation Committee retained Aon Human Capital Solutions, to advise it with respect to compensation of the CEO and other executive officers. Aon Human Capital Solutions was selected based upon its reputation and experience as compensation consultants and its work with companies similar to Mirati.
The Compensation Committee annually evaluates the compensation consultant’s independence and performance under the applicable SEC and Nasdaq listing standards. The Compensation Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align their interests with those of shareholders and ensure that their compensation packages will appropriately motivate and reward ongoing achievement of business goals. In 2021, Aon Human Capital Solutions assisted the Compensation Committee with, among other things: executive and director market compensation analysis, reviewing and modifying the compensation peer group, and development of executive and director pay programs.
The Compensation Committee conducted a specific review of its relationship with Aon Human Capital Solutions in 2021 and determined that Aon Human Capital Solutions’ work for the Compensation Committee did not raise any conflicts of interest. Aon Human Capital Solutions’ work has conformed to the independence factors and guidance provided by the SEC and the Nasdaq.
Consideration of Compensation Risk

On an annual basis, the Compensation Committee conducts a thorough risk assessment of the Company’s compensation programs and practices to analyze whether they encourage employees to take excessive or inappropriate risks. To help with this assessment, Aon Human Capital Solutions provides a detailed review of the Company’s compensation program and associated risks. The assessment focuses on the following areas of the Company’s practices and policies: philosophy and peer group development, total direct compensation and benchmarking (level of pay and approach to setting pay), incentive plan risk, equity plan risk, change-in-control policies, plan re-evaluation to ensure business alignment, and investor risk and other policies. After completing this review, the Compensation Committee concluded the Company’s compensation programs are, on balance, consistent with market practice and do not present material risks to the Company.
Use of Peer Group Data

With the assistance and recommendations of Aon Human Capital Solutions, the Company has adopted a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. In compiling the peer group to assist it in making executive compensation decisions for 2021, the factors that were identified for determining our peer group included: U.S.-based, publicly-traded biopharmaceutical companies, with a focus on those with Phase 3 clinical trials, New Drug Application submissions, or emerging commercial companies; market capitalization (between $4.0 billion and $20 billion); revenues below $500 million; research and development expense greater than $100 million; less than 750 employees; and a focus on companies operating in biopharma hubs, like Boston, Massachusetts and San Francisco Bay Area of California, which have unique compensation practices due to the supply and demand challenges for talent in those regions.

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For 2021, the Company’s peer group consisted of 19 companies, as listed below:

Acadia Pharmaceuticals	Acceleron Pharma
Agios Pharmaceuticals	Amicus Therapeutics
Arena Pharmaceuticals	Argenx SE
Arrowhead Pharmaceuticals	Biohaven Pharmaceutical*
Blueprint Medicines	BridgeBio Pharmaceuticals
CRISPR Therapeutics*	Denali Therapeutics*
Fate Therapeutics	Intellia Therapeutics*
Iovance Biotherapeutics	Nektar Therapeutics
NovoCure	Reata Pharmaceuticals
Vir Biotechnology

*Denotes new additions in 2021

The Compensation Committee annually evaluates the peer group for suitability and modifies the peer group as needed. Our Compensation Committee utilizes this peer group data as one reference point along with various other factors, such as the individual’s performance, experience, and competitive market conditions. As such, the Compensation Committee does not commit to setting our executive pay levels at any particular percentile of the peer group.

Elements of Our Executive Compensation Program
Base Salaries

We offer base salaries that are intended to provide a fixed component of compensation for our NEOs to reward the individual value that each executive officer brings to us through experience and past and expected future contributions to our success. Base salaries for our executive officers are generally reviewed annually to determine whether an adjustment is warranted or required. In December 2020, the Compensation Committee established the base salaries of the NEOs for 2021 to be within a range that is competitive with salaries paid to executives at companies in our peer group. The Compensation Committee took the following into consideration in approving each of the NEO base salaries for 2021: compensation analysis performed by Aon Human Capital Solutions, based upon the Company’s 2021 peer group, scope of responsibilities, skill set, prior experience, executive’s tenure in his/her position, recommendations of the CEO, and general market conditions. The Compensation Committee determined it was appropriate to increase each NEO’s 2021 base salary by 3%, with the exception of Dr. Baum who received an additional 5%, based on the compensation analysis performed by Aon Human Capital Solutions, assessment of the Company’s peer group and executive base salaries compared to market. The Compensation Committee determined Mr. Meek’s 2021 base salary in connection with his joining us in September 2021 based on the amount it determined was appropriate to retain Mr. Meek, considering market data from the Company’s 2021 peer group, his prior experience, and the other factors described above.

2021 base salaries for our NEOs were as follows and effective for all of 2021 unless otherwise noted:

Name	2021 Base Salary ($)	2020 Base Salary ($)	% Change
David Meek(1)	725,000	n/a	n/a
Charles M. Baum, M.D., Ph.D.	662,200	615,013	8%
James Christensen, Ph.D.	515,000	500,000	3%
Benjamin Hickey	504,700	490,000	3%
Vickie Reed	386,250	375,000	3%
Daniel Faga(2)	515,000	500,000	3%

(1)Mr. Meek joined the Company in September 2021.
(2)Mr. Faga’s employment with the Company terminated in November 2021.

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Non-Equity Incentive Plan Bonus

We provide our executive officers, including the NEOs, with the opportunity to annually earn cash bonuses to encourage the achievement of corporate objectives and individual efforts towards achieving such corporate objectives and to reward those individuals who significantly impact our corporate results. The Compensation Committee determines and approves cash bonus decisions for our executive officers. The bonus plan in place in 2021 was based on the Company’s performance related to our corporate goals. Each corporate goal was weighted based on the Compensation Committee’s assessment of its relative value. Individual bonuses paid, if any, are calculated by multiplying the executive’s annual base salary, target bonus percentage, and percentage achievement of the corporate goals, which may be measured by reference to pre-established goals.

For our named executive officers, target bonus opportunities for 2021 were as follows, as a percentage of base salary: 65% for Mr. Meek; 60% for Dr. Baum (unchanged from 2020); 45% for Dr. Christensen, Mr. Faga and Mr. Hickey (all unchanged from 2020); and 40% for Ms. Reed (increased from 35% in 2020). The Compensation Committee determined these levels were appropriate to continue to provide meaningful incentives to achieve our short-term performance goals and competitive with peer group levels.

2021 Performance Metrics and Actual Results

Annual corporate goals are established by the Board of Directors and reviewed and approved by the Compensation Committee at the beginning of each year. When establishing corporate goals, the Board of Directors considers the likelihood of success of each specific goal and includes a minimum and maximum achievement level, which considers the degree of challenge associated with each goal. At the end of the year, the Compensation Committee approves the extent to which we achieved the corporate goals.

The 2021 corporate performance goals are structured to allow for (i) a minimum goal which results in a 75% bonus payout for each goal, (ii) a target goal which results in a 100% bonus payout and (iii) a goal that results in a maximum bonus payout of up to 150% for each NEO. For 2021, our corporate goals primarily focused on the advancement of our clinical programs, preclinical and early discovery programs, and ensuring organizational and corporate readiness. The Compensation Committee determined a corporate performance rating based on the following objectives:

•Submission of the New Drug Application (NDA) for adagrasib for the treatment of patients with non-small cell lung cancer (NSCLC)
•Enrollment of NSCLC patients in certain ongoing monotherapy and combination therapy clinical trials
•Initiation of Phase 3 clinical trial evaluating the combination of adagrasib and cetuximab in patients with 2nd line colorectal cancer (CRC)
•Advancing SHP2 and/or alternative combination
•Furthering clinical programs for non-squamous and squamous NSCLC
•Advancing PRMT5 program towards clinical development status
•Continuing to develop our discovery pipeline
•Ensuring sustainability and organizational readiness by ensuring commercial launch readiness and sufficient capital at year-end 2021

Our Compensation Committee determined that we had achieved sufficient results against our 2021 goals, and considered additional accomplishments of the past year, some of which could not have been contemplated or identified during the corporate goal setting process at the beginning of the calendar year. In particular, management executed a collaboration partnership with Zai Lab Ltd. to develop and commercialize adagrasib in Greater China, and we completed a public offering through which we raised $475.0 million in capital which will allow us to continue to build our business as we progress toward a potential commercial launch. The Compensation Committee and Board of Directors considered the progress made on the programs and the resulting financial stability that we attained as a result of management’s efforts, and in light of these additional factors, the Compensation Committee approved a bonus payout of 110% of target for each of our named executive officers who were serving through the end of 2021 as follows:

$172,792 for Mr. Meek (which reflected pro-ration for the portion of the year in which Mr. Meek served as our CEO), and $437,052, $254,925, $249,826, and $169,950, for each of Dr. Baum, Dr. Christensen, Mr. Hickey, and Ms. Reed, respectively. Mr. Faga’s severance benefits included a cash payment equivalent to his target bonus for 2021, as described in the “Potential Payments Upon Termination or Change of Control” section below.

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2021 Equity-Based Awards

Prior to 2021, we historically granted equity awards to our NEOs in the form of stock options and time-based RSU awards. Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, the Compensation Committee determined these awards properly motivated our NEOs in a manner that aligns their interests with our long-term strategic direction and the interests of our shareholders. In 2021, we introduced performance-vesting RSUs or PSUs to all of our NEOs as part our executive compensation package. We believe PSUs create a strong link to the Company’s long-term performance, and closely align the interests of our NEOs with those of our shareholders because the value of the grants are directly tied to performance goal attainment. As such for 2021, we used stock options, RSUs and PSUs (together referred to as equity awards) to provide long-term incentives to our NEOs.

In January 2021, the Compensation Committee granted annual equity awards to each of our NEOs (other than Mr. Meek who had not commenced service with us), consisting of stock options and RSUs. The Compensation Committee carefully considered the design of the 2021 PSUs which it felt were most appropriate to motivate and retain each of our NEOs, in particular because this was the first time we granted PSUs to our NEOs. Accordingly, the Compensation Committee granted Dr. Christensen PSUs in January 2021, Dr. Baum, Mr. Hickey, Mr. Faga and Dr. Christensen PSUs in June 2021, Mr. Meek and Ms. Reed PSUs in December 2021, after Mr. Meek joined our company and Ms. Reed became principal financial officer. Additionally, the Compensation Committee granted Mr. Meek an initial new hire equity award in September 2021 in connection with his commencement of employment with us.

2021 RSUs and stock options vest over a four-year period, subject to the NEO’s continued service with us. The stock options have exercise prices equal to the closing price of our stock on the date of grant. The time-based vesting schedule is intended to facilitate employee retention and to align the long-term interests of the NEOs to those of the shareholder. The 2021 PSU awards granted to each of our NEOs are eligible to commence vesting if the Company achieves certain performance goals as defined in the PSU grant. The PSUs granted in June 2021 to Dr. Baum, Mr. Hickey and Mr. Faga and the December 2021 PSUs granted to Mr. Meek and Ms. Reed will vest upon NDA approval from the U.S. FDA for the Company’s adagrasib drug candidate (the “NDA Performance Goal”) on or before December 31, 2022. The January and June PSU grants to Dr. Christensen will vest upon IND submission for the PRMT5 program (“January 2021 PRMT5 Performance Goal”) and IND submission and acceptance for the SOS1 program (“June 2021 SOS1 Performance Goal”) and IND submission and acceptance for the PRMT5 program (“June 2021 PRMT5 Performance Goal”). If the Compensation Committee certifies achievement of the performance goals, the PSUs generally vest between two and four years. The amount of PSUs eligible to vest upon goal achievement ranges from 25% to 100% the target number of PSUs, depending on when the Goal is achieved (with earlier achievement resulting in a greater amount of PSUs eligible to vest). The Compensation Committee chose these performance goals because they relate to key milestones for our Company. The Compensation Committee structured Dr. Christensen’s PSUs to vest based on achievement of performance goals relating to IND submissions for our PRMT5 and SOS1 programs, because Dr. Christensen has direct oversight and responsibility for such programs.

The following table sets forth the number of shares underlying each of the 2021 equity award grants as well as the grant date value.

	Stock Options			RSUs		PSUs (target)
Name	(#)		($)	(#)	($)	(#)		($)
David Meek	150,300	(1)	15,070,897	—	—	35,425	(2)	4,676,454
Charles M. Baum, M.D., Ph.D.	30,742		4,217,816	19,665	4,217,553	53,618	(2)	8,808,901
James Christensen, Ph.D.	10,979		1,506,322	7,023	1,506,323	45,154	(3)	7,751,827
Benjamin Hickey	10,979		1,506,322	7,023	1,506,323	19,149	(2)	3,145,989
Vickie Reed	6,499		891,662	4,157	891,553	14,170	(2)	1,870,582
Daniel Faga(4)	10,979		1,506,322	7,023	1,506,322	19,149	(4)	3,145,989

(1)Mr. Meek joined the Company in September 2021, and the stock option award represents his respective new hire grant.
(2)These PSUs will vest based on the NDA Performance Goal with one third vesting one week after NDA approval, one third vesting one year after NDA approval and one third vesting two years after NDA approval. Grant award shown represents 100% of target value for goal achievement, and timing of goal achievement may change the value received by the NEO.
(3)Dr. Christensen received three PSU grants during 2021: January 2021 PRMT5 Performance Goal, June 2021 SOS1 Performance Goal and June 2021 PRMT5 Performance Goal. The June 2021 PRMT5 Performance Goal and June 2021 SOS1 Performance Goal vests 25% annually upon goal achievement and the January 2021 PRMT5 Performance Goal

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vests 50% upon goal achievement and 50% on the one year anniversary of the goal achievement. Grant award shown represents 100% of target value for goal achievement, and timing of goal achievement may change the value received by the NEO. In December 2021, we met our IND submission and acceptance goals for the PRMT5 program and as a result, Dr. Christensen’s January 2021 PRMT5 Performance Goal became 50% vested in December 2021 and the remaining 50% shall vest on the one year anniversary of the goal achievement date and Dr. Christensen’s June 2021 PRMT5 Performance Goal will become 25% vested December 2022 with the remainder vesting annually over the next three years, subject to continuation of services with the Company.
(4)Mr. Faga’s employment with the Company terminated in November 2021; as a result, Mr. Faga forfeited his 2021 equity awards reflected in the table above to the extent unvested as of his termination date (after applying the limited vesting acceleration set forth in his separation agreement with the Company) and all of his PSUs.

The Compensation Committee determines the appropriate equity award value by considering how the value of equity awards will impact each NEO’s total direct compensation as well as the balance between annual and long-term compensation, fixed and at-risk compensation, the Company’s strategic and operational objectives, the responsibilities and performance of the NEOs, internal equity, the grants made by companies in our compensation peer group and other factors the Compensation Committee deems relevant. For 2021, the equity award value granted to our named executive officers was set to constitute the majority of their total target compensation because of our emphasis on granting variable at-risk compensation that is tied to our performance and creating value for our shareholders. The size of the annual equity awards and the PSUs in 2021 were determined by the Compensation Committee based on availability of shares in our equity pool, performance of the individual NEO, current individual equity holdings and overall compensation opportunities.

The 2021 new hire award granted to Mr. Meek in connection with his commencement of employment with us in September 2021 was set at a level the Compensation Committee, in its subjective discretion, determined was necessary and appropriate to provide a competitive offer of employment relative to similar chief executive officer at our peer companies at the time, based on market compensation evaluations provided by Aon Human Capital Solutions. The Compensation Committee felt that delivery of the initial grant in the form of a stock option was most appropriate vehicle to link his pay opportunity to our shareholder value because the option would only deliver value if the market price of our stock increases above the market price at the time of grant and remains above such price over time as the option vests. The Compensation Committee subsequently granted Mr. Meek a PSU award to further align his interests with achievement of a key company milestone over the long-term and to align with the PSUs granted to our other NEOs.

Additional Policies and Practices
Anti-Hedging and Pledging Policies

Under our Insider Trading Policy, directors and executive officers, as well as certain other employees, are prohibited from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to the Company’s stock. In addition, no employee, officer, director, agent or immediate family members may trade in the Company’s stock while in the possession of inside information, and executive officers, directors and certain other employees may only trade in the Company’s stock during company-specified window periods, such as after the release of earnings data for two full trading days.

As of the date of this proxy statement, no shares of Company common stock were pledged by any director or executive officer.

The disclosure under the caption “Anti-Hedging and Pledging Policies” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Timing of Equity Awards

Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled Compensation Committee meetings whenever practicable, with the grant date of annual awards typically occurring at the beginning of the year. However, the Compensation Committee may otherwise approve the grant of equity awards in advance of its next scheduled meeting in connection with a new hire, promotion, and other circumstances where the Compensation Committee deems it appropriate to make such grants. The 2021 annual equity grants were approved at the regularly scheduled meeting of the Compensation Committee held in December 2020 for each of the then serving our NEOs (Dr. Baum, Dr. Christensen, Mr. Hickey, Ms. Reed and Mr. Faga). The PSU grants made to each NEO throughout the year were approved by

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the Compensation Committee on or in advance of the grant date of each related grant. The new hire grant for Mr. Meek was approved in September 2021, and automatically granted contingent upon the date of his commencement of employment with us in September 2021.

All stock options are granted with an exercise price that is not less than the closing price of our common stock on the grant date. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable shareholder return.

Stock Ownership Guidelines

In December 2020 the Board of Directors approved stock ownership guidelines for our executive officers which requires that our CEO must own a total value of stock equal to 3 times his annual base salary and all other officers must own a total value of stock equal to their annual base salary. The executive officers are required to comply with the stock ownership guidelines within five years of the effective date of the adoption of the policy.
Benefits Programs

Our employee benefit plans, including our medical, dental, group life and disability insurance plans are designed to provide a competitive level of benefits to our employees generally, including our named executive officers and their families. For our retirement program, we sponsor 401(k) plan for our employees. It is a retirement savings defined contribution plan established in accordance with Section 401 of the Internal Revenue Code that provides our employees with the opportunity to defer their eligible compensation on a pre-tax basis, up to statutorily prescribed annual limits and to have this amount contributed to the 401(k) plan. In 2021, we provided a matching contribution equal to 100% of the employee’s elective contributions up to 5% of eligible compensation. In 2021, we also provided relocation benefits to Mr. Meek up to $300,000 in connection with his joining the Company in September 2021. The Compensation Committee determined these benefits were reasonable and appropriate to induce Mr. Meek to join our Company and relocate to San Diego. Through December 31, 2021, we provided $76,737 relocation benefits which included $19,986 in a gross up related to taxes due associated with the relocation benefit.

We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our named executive officers are entitled to participate in the same employee benefit plans, and on the same terms and conditions, as all other United States full-time employees.
Severance and Change in Control Arrangements

All of our NEOs’ employment agreements entitle the executives to certain severance benefits. The benefits provide cash severance, target bonus payments and equity acceleration in the event of involuntary/qualifying termination of employment without cause, or for a designated good reason. The “Potential Payments Upon Termination or Change of Control” section below describes and quantifies the severance and other benefits potentially payable to the NEOs in further detail.

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Triggering Event
Name	Benefit	Resignation for Good Reason or Termination Without Cause	Resignation for Good Reason or Termination Without Cause, With a Change in Control
David Meek	Cash severance	24 months base salary, plus 2 times annual target bonus	24 months base salary, plus 2 times annual target bonus

	Equity awards acceleration	24 months	Full accelerated vesting

	Group health benefits	24 months	24 months

Charles M. Baum, M.D., Ph.D.	Cash severance	24 months base salary, plus 2 times annual target bonus	24 months base salary, plus 2 times annual target bonus

	Equity awards acceleration	24 months	Full accelerated vesting

	Group health benefits	24 months	24 months

James Christensen, Ph.D.	Cash severance	18 months base salary	18 months base salary, plus annual target bonus

	Equity awards acceleration	18 months	Full accelerated vesting

	Group health benefits	18 months	18 months

Benjamin Hickey	Cash severance	18 months base salary	18 months base salary, plus annual target bonus

	Equity awards acceleration	18 months	Full accelerated vesting

	Group health benefits	18 months	18 months

Vickie Reed	Cash severance	12 months base salary	12 months base salary, plus annual target bonus

	Equity awards acceleration	12 months	Full accelerated vesting

	Group health benefits	12 months	12 months

Daniel Faga	Cash severance	18 months base salary, plus annual target bonus	18 months base salary, plus annual target bonus

	Equity awards acceleration	18 months	Full accelerated vesting

	Group health benefits	18 months	18 months

We believe these severance benefits are consistent with those provided by our peer group and are an essential element of our overall executive compensation package due to the competitive market for executive talent in our industry. The Compensation Committee believes that the severance benefits are an important element of the NEOs’ retention and motivation and that the benefits of such severance rights agreements, including generally requiring a release of claims against us as a condition to receiving any severance benefits, are in our best interests. Enhanced severance benefits are provided for a

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qualifying termination that occurs in connection with a change-in-control because the severance benefits are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change-in-control transactions that may be in the best interests of our shareholders.
The “Potential Payments Upon Termination or Change of Control” section below describes and quantifies the severance and other benefits potentially payable to the NEOs in further detail and that were payable to Mr. Faga as a result of his termination during 2021.
Accounting and Tax Considerations
We account for share-based awards exchanged for employee services in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation - Stock Compensation (“ASC Topic 718”). Assumptions used in the calculation of these awards are included in Note 11 - “Share-Based Compensation” in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.
Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the NEOs in a manner consistent with the goals of our executive compensation program and the best interests of us and our shareholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.
Compensation Recovery (“Clawback”) Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Principal Executive Officer and Principal Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, in April 2021, we adopted an Incentive Compensation Recoupment Policy that applies to all NEOs and which provides for the recovery of compensation received by NEOs in connection with a material restatement in our financial statement disclosures. Finally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant compensation recovery “clawback” policy as soon as, and to the extent that, the requirements of such clawbacks are finalized by the SEC.
Report of the Compensation Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Bruce L.A. Carter, Ph.D., Chair
Maya Martinez-Davis
Shalini Sharp

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SUMMARY COMPENSATION TABLE
The following table shows for the fiscal years ended December 31, 2021, 2020, and 2019, compensation awarded to, paid to, or earned by, the Named Executive Officers. Note that David Meek joined the Company during 2021, Benjamin Hickey and Daniel Faga joined the Company during 2020 and Vickie Reed became an NEO during 2021 and as such, their compensation is only shown for the years in which they were an NEO for the Company.

Name and Principal Position	Year	Salary ($)	Option awards ($)(1)	RSU awards ($)(1)	PSU awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
David Meek	2021	181,250	15,070,897	—	4,676,454	172,792	76,737	20,178,130
Chief Executive Officer

Charles M. Baum, M.D., Ph.D.	2021	662,200	4,217,816	4,217,553	8,808,901	437,052	14,500	18,358,022
President, Founder, Head of R&D	2020	615,013	6,092,158	4,528,000	—	498,161	14,250	11,747,582
	2019	597,100	7,474,287	—	—	410,506	2,500	8,484,393

James Christensen, Ph.D.	2021	515,000	1,506,322	1,506,223	7,751,826	254,925	14,500	11,548,796
Executive Vice President and Chief Scientific Officer	2020	500,000	2,379,745	2,273,750	1,515,000	303,750	16,301	6,988,546
	2019	435,000	2,637,984	—	—	217,500	2,500	3,292,984

Benjamin Hickey	2021	504,700	1,506,322	1,506,223	3,145,989	249,826	14,500	6,927,560
Executive Vice President and Chief Commercial Officer	2020	484,346	2,499,988	2,500,054	—	297,675	16,296	5,798,359

Vickie Reed	2021	386,250	891,662	891,552	1,870,582	169,950	14,500	4,224,496
Senior Vice President and Chief Accounting Officer

Daniel Faga(4)	2021	427,848	1,565,381	1,506,223	3,145,989	—	1,070,814	7,716,255
Former Executive Vice President and Chief Operating Officer	2020	494,231	5,298,789	3,000,019	—	303,750	362,373	9,459,162

(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of equity awards granted during the years indicated, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 718 for Stock Compensation transactions. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. With respect to the PSUs granted during 2021, the aggregate grant date fair value reflected in the table above is based on the probable outcome of the applicable performance conditions, as of the grant date. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, restricted stock units or performance stock units, the exercise of the stock options, or the sale of the shares of common stock underlying such stock options, restricted stock units or performance stock units. For Mr. Faga, the amounts in the “Option awards” column also includes the incremental fair value, computed in accordance with ASC 718, of the modification to his stock options, which occurred in December 2021, in connection with his separation to extend the post-termination exercise period.
(2)Amounts shown for 2021 represent performance bonuses earned for 2021 performance, which were paid in the first quarter of 2022.
(3)Amounts shown represent matching contributions we paid under the terms of our 401(k) plan. Mr. Meek received $76,737 in relocation benefit which includes $19,986 in a gross up related to taxes due associated with the relocation

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benefit. Mr. Faga received $14,500 in matching contributions, $1,004,250 in severance payments and $52,064 in vacation payout associated with his termination.
(4)Mr. Faga’s employment with the Company terminated in November 2021.

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Grants of Plan-Based Awards Table
    The following table sets forth certain information regarding grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2021:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of RSUs Granted	All Other Option Awards: Number of Securities Underlying Options Granted	Exercise Price of Option Awards ($/Share)	Grant date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Meek
Cash Bonus		135,938	181,250	271,875	—	—	—	—	—	—	—
Option Grant	9/22/2021	—	—	—	—	—	—	—	150,300	167.10	15,070,897
PSU Grant(4)	12/6/2021	—	—	—	—	35,425	35,425	—	—	—	4,676,454

Charles M. Baum, M.D., Ph.D.
Cash Bonus		297,990	397,320	595,980	—	—	—	—	—	—	—
Option Grant	1/15/2021	—	—	—	—	—	—	—	30,742	214.47	4,217,816
RSU Grant	1/15/2021	—	—	—	—	—	—	19,665	—	—	4,217,553
PSU Grant(4)	6/25/2021	—	—	—	—	53,618	53,618	—	—	—	8,808,901

James Christensen, Ph.D.
Cash Bonus		173,813	231,750	347,625	—	—	—	—	—	—	—
Option Grant	1/15/2021	—	—	—	—	—	—	—	10,979	214.47	1,506,322
RSU Grant	1/15/2021	—	—	—	—	—	—	7,023	—	—	1,506,223
PSU Grant(5)	1/21/2021	—	—	—	—	6,856	6,856	—	—	—	1,459,848
PSU Grant(6)	6/25/2021	—	—	—	—	19,149	19,149	—	—	—	3,145,989
PSU Grant(7)	6/25/2021	—	—	—	—	19,149	19,149	—	—	—	3,145,989

Benjamin Hickey
Cash Bonus		170,336	227,115	340,673	—	—	—	—	—	—	—
Option Grant	1/15/2021	—	—	—	—	—	—	—	10,979	214.47	1,506,322
RSU Grant	1/15/2021	—	—	—	—	—	—	7,023	—	—	1,506,223
PSU Grant(4)	6/25/2021	—	—	—	—	19,149	19,149	—	—	—	3,145,989

Vickie Reed
Cash Bonus		115,875	154,500	231,750	—	—	—	—	—	—	—
Option Grant	1/15/2021	—	—	—	—	—	—	—	6,499	214.47	891,662
RSU Grant	1/15/2021	—	—	—	—	—	—	4,157	—	—	891,552
PSU Grant(4)	12/6/2021	—	—	—	—	14,170	14,170	—	—	—	1,870,582

Daniel Faga
Cash Bonus		173,813	231,750	347,625	—	—	—	—	—	—	—
Option Grant	1/15/2021	—	—	—	—	—	—	—	10,979	214.47	1,565,381	(8)
RSU Grant	1/15/2021	—	—	—	—	—	—	7,023	—	—	1,506,223	(9)
PSU Grant(4)	6/25/2021	—	—	—	—	19,149	19,149	—	—	—	3,145,989
Option Grant	1/6/2020	—	—	—	—	—	—	—	64,970	114.33	5,298,789	(10)
RSU Grant	1/6/2020	—	—	—	—	—	—	26,240	—	—	3,000,019	(9)

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(1)The target amounts reflect the dollar amount of each Named Executive Officer’s target annual performance-based bonus for 2021, each of which represented a percentage of such Named Executive Officer’s 2021 annual base salary as specified under the Named Executive Officer’s employment agreement, as subsequently increased by the Compensation Committee, if applicable. Threshold amounts reflect the dollar amount that would be payable if each performance goal were achieved at the threshold (i.e., 75%) level.
(2)The amounts shown in this column represent the potential future payout for equity awards granted with performance-based vesting milestones.
(3)This column represents the aggregate grant date fair value of equity awards granted in 2021 and calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the fair value of the stock option and restricted stock units can be found under Note 11 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021.
(4)Dr. Baum, Mr. Hickey, and Mr. Faga received a PSU grant in June 2021, and Mr. Meek and Ms. Reed received a PSU grant in December 2021, relating to a performance goal of NDA approval for adagrasib, estimated to vest 25% annually upon goal achievement. Grant award shown represents 100% of target value for goal achievement, and timing of goal achievement may reduce value received by the NEO. Note that Mr. Faga’s PSU grant was cancelled upon his employment ending with the Company in November 2021.
(5)Dr. Christensen received a PSU grant in January 2021 relating to a performance goal of IND submission for the PRMT5 program (“January 2021 PRMT5 PSU”). 50% of the award vested on December 3, 2021, the goal achievement date, and the remaining 50% shall vest on the one-year anniversary of the goal achievement date.
(6)Dr. Christensen received a PSU grant in June 2021 relating to a performance goal of IND submission and acceptance for the PRMT5 program (“June 2021 PRMT5 PSU”). The performance goal for the June 2021 PRMT5 PSU was met on December 16, 2021, in which 25% of the award will vest on December 16, 2022, the one-year anniversary of the goal achievement date, and then 25% annually over the next three years.
(7)Dr. Christensen received a PSU grant in June 2021 relating to a performance goal of IND submission and acceptance for the SOS1 program, estimated to vest 25% annually upon goal achievement. Grant award shown represents 100% of target value for goal achievement, and timing of goal achievement may change value received by the NEO.
(8)As a result of Mr. Faga’s separation with us in November 2021, he received acceleration of stock options to the extent they were scheduled to vest in the 18 months following his termination and an extended period of time to exercise vested options until the earlier of November 1, 2022 or the original expiration date of the option. 6,176 of the total 10,979 stock options that were granted, were accelerated as a result of his termination. The extended period of time to exercise was considered a modification to the Option grant. The total incremental grant date fair value of this modification was $59,059 which is included in the chart above.
(9)As a result of Mr. Faga’s separation with us in November 2021, he received acceleration of restricted stock units to the extent they were scheduled to vest in the 18 months following his termination. 16,632 of the total 33,263 restricted stock units that were granted, were accelerated as a result of his termination.
(10)As a result of Mr. Faga’s separation with us in November 2021, he received acceleration of stock options to the extent they were scheduled to vest in the 18 months following his termination and an extended period of time to exercise vested options until the earlier of November 1, 2022 or the original expiration date of the option. 24,363 of the total 64,970 stock options that were granted, were accelerated as a result of his termination. The extended period of time to exercise was considered a modification to the Option grant. The total incremental grant date fair value of this modification was $298,802 which is included in the chart above.
Outstanding Equity Awards at December 31, 2021
The following table shows certain information regarding outstanding option awards for the Named Executive Officers as of December 31, 2021.

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Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date
David Meek	9/22/2021	—	150,300	$167.10	9/21/2031

Charles M. Baum, M.D., Ph.D.	1/15/2021	—	30,742	$214.47	1/14/2031
	1/3/2020	38,333	41,667	$113.20	1/2/2030
	1/17/2019	123,958	46,042	$64.14	1/16/2029
	1/18/2018	177,901	3,854	$27.00	1/17/2028
	1/26/2017	100,273	—	$5.40	1/25/2027
	1/22/2016	111,652	—	$24.99	1/21/2026
	2/4/2015	81,458	—	$21.51	2/3/2025
	5/21/2014	138,514	—	$17.41	5/20/2024

James Christensen, Ph.D.	1/15/2021	—	10,979	$214.47	1/14/2031
	1/3/2020	14,974	16,276	$113.20	1/2/2030
	1/17/2019	43,750	16,250	$64.14	1/16/2029
	12/6/2018	22,500	7,500	$39.76	12/5/2028
	1/18/2018	78,333	1,667	$27.00	1/17/2028
	1/26/2017	21,757	—	$5.40	1/25/2027
	10/27/2016	8,747	—	$5.50	10/26/2026
	1/22/2016	40,825	—	$24.99	1/21/2026
	2/4/2015	13,750	—	$21.51	2/3/2025
	5/21/2014	12,879	—	$17.41	5/20/2024

Benjamin Hickey	1/15/2021	—	10,979	$214.47	1/14/2031
	1/6/2020	13,197	16,919	$114.33	1/5/2030

Vickie Reed	1/15/2021	—	6,499	$214.47	1/14/2031
	11/2/2020	684	1,838	$216.11	11/1/2030
	1/6/2020	2,635	2,865	$114.33	1/5/2030
	1/3/2020	5,271	5,729	$113.20	1/2/2030
	12/2/2019	5,000	5,000	$100.78	12/1/2029
	1/17/2019	29,167	10,833	$64.14	1/16/2029
	1/18/2018	21,474	646	$27.00	1/17/2028
	1/26/2017	9,635	—	$5.40	1/25/2027
	10/3/2016	2,864	—	$6.45	10/20/2026
	9/12/2016	2,051	—	$5.00	9/11/2026
	7/1/2016	791	—	$5.58	6/30/2026
	1/22/2016	1,333	—	$24.99	1/21/2026
	2/14/2015	642	—	$21.51	2/13/2025
	5/21/2014	56	—	$17.41	5/20/2024

Daniel Faga	1/15/2021	6,176	—	$214.47	11/1/2022
	1/6/2020	51,448	—	$114.33	11/1/2022

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(1)To the extent options are exercised the gains, if any, will depend on the value of the shares of common stock on the date of exercise.
(2)Option grants vest over four years with twenty five percent of the shares subject to the option vesting on the first anniversary of the grant date and one forty-eighth of the shares subject to the option vesting in each of the thirty-six months following the anniversary of the grant date. Options granted have a 10-year maximum term.
The following table provides information regarding stock awards held by each of the Named Executive Officers as of December 31, 2021. Mr. Faga did not have any stock awards as of December 31, 2021.

Name	Grant Date	Number of Shares That Have Not Vested (#)(1)		Market Value of Shares That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Number of Earned Shares That Have Vested (#)		Equity Incentive Plan Awards: Number of Earned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(1)
David Meek	12/6/2021	—		—	35,425	(3)	—		—		5,196,493

Charles M. Baum, M.D., Ph.D.	6/25/2021	—		—	53,618	(3)	—		—		7,865,224
	1/15/2021	19,665	(2)	2,884,659	—		—		—		—
	1/3/2020	30,000	(2)	4,400,700	—		—		—		—

James Christensen, Ph.D.	6/25/2021	—		—	—		—		19,149	(4)	—
	6/25/2021	—		—	19,149	(5)	—		—		2,808,967
	1/21/2021	—		—	—		3,428	(6)	3,428	(6)	—
	1/15/2021	7,023	(2)	1,030,204	—		—		—		—
	5/21/2020	3,750	(2)	550,088	—		—		—		—
	1/3/2020	11,718	(2)	1,718,913	—		—		—		—

Benjamin Hickey	6/25/2021	—		—	19,149	(3)	—		—		2,808,967
	1/15/2021	7,023	(2)	1,030,204	—		—		—		—
	1/6/2020	16,400	(2)	2,405,716	—		—		—		—

Vickie Reed	12/6/2021	—		—	14,170	(3)	—		—		2,078,597
	1/15/2021	4,157	(2)	609,790	—		—		—		—
	1/6/2020	2,062	(2)	302,475	—		—		—		—
	1/3/2020	4,125	(2)	605,096	—		—		—		—

(1)The market value of unvested equity awards as of December 31, 2021 is calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on December 31, 2021, which was $146.69.
(2)For RSUs, vesting will occur over a four-year period, with 25% vesting on each of the first four anniversaries of the date of the grant.
(3)Mr. Meek, Dr. Baum, Mr. Hickey and Ms. Reed received a PSU grant relating to a performance goal of NDA approval for adagrasib, estimated to vest 25% annually upon goal achievement. Grant award shown represents 100% of target value for goal achievement, and timing of goal achievement may reduce value received by the NEO.
(4)Dr. Christensen received a PSU grant in June 2021 relating to a performance goal of IND submission and acceptance for the PRMT5 program (“June 2021 PRMT5 PSU”). The performance goal for the June 2021 PRMT5 PSU was met on December 16, 2021, in which 25% of the award will vest on December 16, 2022, the one-year anniversary of the goal achievement date, and then 25% annually over the next three years.

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(5)Dr. Christensen received a PSU grant in June 2021 relating to a performance goal of IND submission and acceptance for the SOS1 program, estimated to vest 25% annually upon goal achievement. Grant award shown represents 100% of target value for goal achievement, and timing of goal achievement may change value received by the NEO.
(6)Dr. Christensen received a PSU grant in January 2021 relating to a performance goal of IND submission for the PRMT5 program (“January 2021 PRMT5 PSU”). 50% of the award vested on December 3, 2021, the goal achievement date, and the remaining 50% shall vest on the one-year anniversary of the goal achievement date.
Option Exercises and Stock Awards Vested
The following table provides information regarding the number of shares of Common Stock acquired and value realized pursuant to the exercise of stock options and stock awards vested during 2021 by each of the Named Executive Officers. Mr. Meek had no option exercises or stock awards vested during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	$	Value Realized on Vesting ($)(2)
Charles M. Baum, M.D., Ph.D.	92,741	13,234,701	10,000		2,216,100
James Christensen	—	—	8,585		1,511,501
Benjamin Hickey	2,369	147,130	5,467		1,194,047
Vickie Reed	—	—	2,063		454,980
Daniel Faga	1,340	107,267	23,192		3,922,414
(1)The value realized on exercise is equal to the difference between the option exercise price and the market price of our Common Stock on the date of exercise, multiplied by the number of shares subject to the option, regardless of whether the individual actually sold any of the shares received upon exercise or the amount received in connection with any such sale, and without taking into account any taxes that may be payable in connection with the transaction.
(2)Value realized is equal to the closing price of our common stock on the date of vesting, multiplied by the number of stock awards vested.
Employment Agreements with Named Executive Officers
We have entered into employment agreements with each of our Named Executive Officers, as further described below. The employment agreements provide that: (1) the officer will receive a base salary; (2) the officer will be eligible to receive an annual performance-based bonus; and (3) the officer will be eligible to receive grants of equity awards which will be reviewed annually in accordance with our policies and will be eligible to participate in our fringe benefit programs. The employment agreements have an indefinite term.
Furthermore, the employment agreements provide for, among other things, specific non-competition and non-solicitation covenants, which remain in effect for one year following termination, as well as a confidentiality covenant which remains in effect indefinitely or until the confidential information is publicly disclosed. In addition, there are covenants stipulating that any intellectual property developed in the course of their employment is our property.
Mr. Meek
We entered into a letter agreement with Mr. Meek in September 2021, which provides for:
•an initial annual base salary of $725,000;
•an annual non-equity incentive plan bonus target of 65% of his annual base salary;
•a relocation assistance payment up to $300,000;
•an initial stock option award with a grant date fair value equal to $15,000,000, which he received on September 22, 2021; and
•participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Mr. Meek’s employment is at will and may be terminated at any time by either us or Mr. Meek. Mr. Meek’s letter agreement entitles Mr. Meek to receive termination benefits as described in the “Potential Payments Upon Termination or Change of Control” below.

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Dr. Baum
We entered into an amended and restated employment agreement with Dr. Baum in July 2013, which provides for:
•an initial annual base salary of $500,000;
•an annual non-equity incentive plan bonus target of 50% of his annual base salary;
•the remainder of the initial equity component of his compensation of an aggregate of 398,000 shares, representing options to purchase 207,240 shares which he received on July 17, 2013; and
•participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Dr. Baum’s employment is at will and may be terminated at any time by either us or Dr. Baum. We entered into the third amendment to Dr. Baum’s amended and restated employment agreement which became effective as of September 20, 2021 which entitles Dr. Baum to amended termination benefits as described in the “Potential Payments Upon Termination or Change of Control” below.
Dr. Christensen
We entered into a letter agreement with Dr. Christensen in May 2013, which provides for:
•an initial annual base salary of $270,000;
•a signing bonus of $75,000;
•a non-equity incentive plan bonus target of 30% of his annual base salary;
•an initial stock option award to purchase 30,000 shares which he received on July 17, 2013; and
•participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Dr. Christensen’s employment is at will and may be terminated at any time by either us or Dr. Christensen. We entered into a second amendment to Dr. Christensen’s amended and restated employment agreement which became effective as of September 20, 2021 which entitles Dr. Christensen to receive termination benefits as described in the “Potential Payments Upon Termination or Change of Control” below.
Mr. Hickey
We entered into a letter agreement with Mr. Hickey in December 2019, which provides for:
•an initial annual base salary of $490,000;
•a non-equity incentive plan bonus target of 45% of his annual base salary;
•an initial stock option award with a grant date fair value equal to $2,500,000, and an initial RSU award with a grant date fair value equal to $2,500,000, both of which he received on January 6, 2020; and
•participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Mr. Hickey’s employment is at will and may be terminated at any time by either us or Mr. Hickey. Mr. Hickey’s letter agreement entitles Mr. Hickey to receive termination benefits as described in the “Potential Payments Upon Termination or Change of Control” below.
Ms. Reed
We entered into an amended and restated employment agreement with Ms. Reed in January 2020, which provides for:
•an initial annual base salary of $352,900;
•a non-equity incentive plan bonus target of 40% of her annual base salary;
•an initial stock option award to purchase 16,500 shares, and an initial RSU award of 8,250 shares, which she received on January 6, 2020; and

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•participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Ms. Reed’s employment is at will and may be terminated at any time by either us or Ms. Reed. Ms. Reed’s amended and restated employment agreement entitles Ms. Reed to receive termination benefits as described in the “Potential Payments Upon Termination or Change of Control” below.
Mr. Faga
We entered into a letter agreement with Mr. Faga in December 2019, which provides for:
•an initial annual base salary of $500,000;
•a non-equity incentive plan bonus target of 45% of his annual base salary;
•a relocation assistance payment of $100,000;
•an initial stock option award with a grant date fair value equal to $5,000,000, and an initial RSU award with a grant date fair value equal to $3,000,000, both of which he received on January 6, 2020; and
•participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Mr. Faga’s employment was at will and may have been terminated at any time by either us or Mr. Faga. Mr. Faga’s letter agreement entitled Mr. Faga to receive termination benefits as described in the “Potential Payments Upon Termination or Change of Control” below. In connection with Mr. Faga’s termination of employment with the Company in November 2021, we entered into a separation and release agreement with Mr. Faga that provided for such benefits, as further described below.

Potential Payments Upon Termination or Change of Control

Under the letter agreements for Mr. Meek, Mr. Hickey and Mr. Faga, the September 2021 amendments for Dr. Baum and Dr. Christensen, and the January 2020 amended and restated employment agreement for Ms. Reed, all severance payments are conditioned upon the executive providing a release of claims against us and provide that in the event of a termination without cause or, in the case of resignation for good reason, in each case not in connection with a change in control, we will provide:

•any earned and accrued base salary, vacation pay, and other payments and benefits earned and payable by law;
•with respect to Mr. Meek and Dr. Baum, 24 months of base salary, payable in a lump sum plus a lump sum cash amount equivalent to 2 times their target annual bonus for the year in which involuntary termination occurs;
•with respect to Dr. Christensen, Mr. Faga and Mr. Hickey, 18 months of base salary, payable in a lump sum, plus for Mr. Faga, a pro-rated portion of his target bonus;
•with respect to Ms. Reed, 12 months of base salary, payable in a lump sum;
•accelerated vesting of all equity awards that otherwise would have vested in the 24 months following termination for Mr. Meek and Dr. Baum, and 18 months following termination for Dr. Christensen, Mr. Faga and Mr. Hickey, and 12 months following termination for Ms. Reed; and
•payment of COBRA group health insurance premiums for up to 24 months for Mr. Meek and Dr. Baum, and 18 months for Dr. Christensen, Mr. Faga and Mr. Hickey, and 12 months for Ms. Reed.

In the event of a termination without cause or resignation for good reason in connection with a change of control. The following benefits are provided:

•any earned and accrued base salary and vacation pay, and other payments and benefits earned and payable by law;
•with respect to Mr. Meek and Dr. Baum, 24 months of base salary, payable in a lump sum plus a lump sum cash amount equivalent to 2 times their target annual bonus for the year in which involuntary termination occurs;

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•with respect to Dr. Christensen, Mr. Faga and Mr. Hickey, 18 months of base salary, payable in a lump sum plus a lump sum cash amount equivalent to their target annual bonus for the year in which involuntary termination occurs;
•with respect to Ms. Reed, 12 months of base salary, payable in a lump sum, plus the target annual bonus for the year in which involuntary termination occurs;
•full vesting acceleration of all outstanding equity awards;
•payment of COBRA group health insurance premiums for up to 24 months for Mr. Meek and Dr. Baum, and 18 months for Dr. Christensen, Mr. Faga and Mr. Hickey, and 12 months for Ms. Reed.
In connection with Mr. Faga’s termination of employment with the Company in November 2021, we entered into a separation and release agreement with Mr. Faga that provided for the benefits described above for a termination without cause or resignation for good reason other than in connection with a change in control. In addition, the separation and release agreement provided that Mr. Faga may exercise the vested portion of his options for up to 12 months following his termination, unless such options terminate sooner pursuant to their terms. Mr. Faga is no longer entitled to any other severance-related benefits following his termination.
The following tables set forth the potential severance benefits payable to our NEOs under certain circumstances, assuming such event occurred on December 31, 2021. Mr. Faga’s employment with the Company terminated in November 2021; as a result, the first table below reflects the payments and benefits to which Mr. Faga received as a result of such termination. Mr. Faga is not entitled to any additional change in control benefits and is not included in the second table.
Potential Payments Upon Termination Table*

Name	Severance ($)(1)	Accrued Compensation ($)(2)	Option Awards ($)(3)	RSU Awards ($)(4)	PSU Awards ($)(5)	Medical ($)(6)	Total ($)
David Meek	2,392,500	52,008	—	—	—	56,927	2,501,435
Charles M. Baum, M.D., Ph.D.	2,119,040	116,667	5,601,652	4,376,203	—	39,759	12,253,321
James Christensen, Ph.D.	772,500	88,370	2,735,405	2,027,843	1,205,095	42,695	6,871,908
Benjamin Hickey	757,050	88,394	394,210	2,119,084	—	37,572	3,396,310
Vickie Reed	386,250	54,163	1,154,187	455,179	—	19,879	2,069,658
Daniel Faga	1,004,250	52,064	1,194,762	2,717,170	—	—	4,968,246
*Reflects a termination without cause, or in the case of resignation for good reason, not in connection with a change in control.
(1)For Mr. Meek and Dr. Baum, amount represents a lump sum cash payment equal to 24 months of base salary plus a lump sum cash amount equivalent to 2 times their target annual bonus for the year in which involuntary termination occurs. For Dr. Christensen, Mr. Faga and Mr. Hickey, amount represents a lump sum cash payment equal to 18 months of base salary and, for Mr. Faga, his target annual bonus. For Ms. Reed, amount represents a lump sum cash payment equal to 12 months of base salary.
(2)Accrued compensation is comprised of any earned or accrued base salary, vacation pay, and other payments and benefits earned and payable by law.
(3)The amounts in this column represent the intrinsic value of “in-the-money” unvested options as of December 31, 2021 that would vest in accordance with the executive officer’s employment agreement. Values were derived using the closing price of the Company’s common stock on December 31, 2021 of $146.69. The amounts shown for Mr. Faga represent the intrinsic value of “in-the-money” options as of his termination date of November 1, 2021. Values were derived using the closing price of the Company’s common stock on November 1, 2021 of $163.37
(4)The amounts in this column represent the value of restricted stock units as of December 31, 2021 that would vest in accordance with the executive officer’s employment agreement. Values were derived using the closing price of the Company’s common stock on December 31, 2021 of $146.69. The amounts shown for Mr. Faga represent the value of restricted stock units as of his termination date of November 1, 2021 of $163.37.
(5)The amounts in this column represent the value of performance stock units as of December 31, 2021 that would vest in accordance with the executive officer’s employment agreement. Values were derived using the closing price of the Company’s common stock on December 31, 2021 of $146.69.

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(6)Medical is comprised of the cost for continued health insurance premiums for the period specified in each executive officer’s employment agreement.
Potential Payments Upon Change in Control Table*

Name	Severance ($)(1)	Accrued Compensation ($)(2)	Option Awards ($)(3)	RSU Awards ($)(4)	PSU Awards ($)(5)	Medical ($)(6)	Total ($)
David Meek	2,392,500	52,008	—	—	—	56,926	2,501,434
Charles M. Baum, M.D., Ph.D.	2,119,040	116,667	5,657,480	7,285,359	—	39,759	15,218,305
James Christensen, Ph.D.	1,004,250	88,370	2,888,019	3,299,205	3,311,820	42,695	10,634,359
Benjamin Hickey	984,165	88,394	547,499	3,435,920	—	37,572	5,093,550
Vickie Reed	540,820	54,163	1,485,710	1,517,361	—	19,879	3,617,933
*Reflects involuntary termination benefits in the event of a termination without cause or resignation for good reason in connection with a change in control.
(1)For Mr. Meek and Dr. Baum, amount represents a lump sum cash payment equal to 24 months of base salary plus a lump sum cash amount equivalent to 2 times their target annual bonus for the year in which involuntary termination occurs. For Dr. Christensen and Mr. Hickey, amount represents a lump sum cash payment equal to 18 months of base salary, plus the target bonus for the year in which involuntary termination occurs. For Ms. Reed, amount represents a lump sum cash payment equal to 12 months of base salary, plus the target bonus for the year in which involuntary termination occurs.
(2)Accrued compensation is comprised of any earned or accrued base salary, vacation pay, and other payments and benefits earned and payable by law.
(3)The amounts in this column represent the intrinsic value of “in-the-money” unvested options as of December 31, 2021 that would vest in accordance with the executive officer’s employment agreement. Values were derived using the closing price of the Company’s common stock on December 31, 2021 of $146.69.
(4)The amounts in this column represent the value of restricted stock units as of December 31, 2021 that would vest in accordance with the executive officer’s employment agreement. Values were derived using the closing price of the Company’s common stock on December 31, 2021 of $146.69.
(5)The amounts in this column represent the value of performance stock units as of December 31, 2021 that would vest in accordance with the executive officer’s employment agreement. Values were derived using the closing price of the Company’s common stock on December 31, 2021 of $146.69.
(6)Medical is comprised of the cost for continued health insurance premiums for the period specified in each executive officer’s employment agreement.
CEO Pay Ratio

Under the SEC rules adopted pursuant to the Dodd-Frank Act, we are required to disclose the ratio of the annual total compensation of our chief executive officer (“CEO”), Mr. Meek, to the median of the annual total compensation of all of our employees other than Mr. Meek (the “CEO Pay Ratio”).

For fiscal year 2021,

•the median of the annual total compensation of all employees of the Company (other than the CEO) was $489,515; and

•the annual total compensation of the CEO, for purposes of this CEO Pay Ratio disclosure as described below, was $21,067,463.

Based on this information, for 2021, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 43:1. In light of the one-time equity award that we granted to Mr. Meek in 2021 in order to appropriately motivate and incentivize him to take on the role of CEO, we expect the 2021 CEO Pay Ratio to be significantly higher than the CEO pay ratio in future years when we are not providing compensation to recruit a new CEO.

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The annual total compensation for our CEO for the pay ratio disclosure differs from the annual total compensation amount reflected in the Summary Compensation Table because Mr. Meek was appointed CEO in September 2021. Because Mr. Meek served as CEO for less than the full year, we annualized his compensation for 2021 for purposes of calculating the 2021 CEO Pay Ratio as follows:

Pay Component	Actual Value Disclosure in the Summary Compensation Table	Amount as Adjusted for Purposes of CEO Pay Ratio Disclosure	Reason for Adjustment
Salary	$181,250	$725,000	Annualized salary
Stock Awards	$4,676,454	$4,676,454	No adjustment; one-time award
Option Awards	$15,070,897	$15,070,897	No adjustment; one-time new hire award
Non-Equity Incentive Plan (NEIP)	$172,792	$518,375	Annualized performance cash bonus at 110% target
All Other Compensation	$76,737	$76,737	No adjustment; includes relation expenses
Total	$20,178,130	$21,067,463
The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with the SEC rule and applicable guidance. Set forth below is a description of the methodology, including any material assumptions, adjustments and estimates, the Company used to identify the median employee for purposes of the SEC rules.
We identified the median employee using our employee population on December 31, 2021, all of whom are based in the United States (410 employees excluding Mr. Meek). Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee: a) annual base pay, b) annual target cash incentive opportunity, and c) the estimated grant date fair value determined in accordance with FASB ASC Topic 718 for equity awards granted as of December 31, 2021. We then calculated the median employee’s annual target total direct compensation in accordance with the rules applicable to the Summary Compensation Table.
Because the SEC rules for identifying the median employee and calculating the CEO Pay Ratio allow companies to use different methodologies, to apply certain exemptions, and to make reasonable estimates and assumptions, the CEO Pay Ratio calculation presented above may not be comparable to the pay ratio reported by other companies.
Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, restricted stock units and rights (a)(1)	Weighted average exercise price of outstanding options (b)(2)	Number of securities remaining available for issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2013 Equity Incentive Plan	5,268,892	$82.13	2,622,119
2013 Employee Stock Purchase Plan	—	—	107,764
Total equity compensation plans approved by security holders	5,268,892		2,729,883

Equity compensation plans not approved by security holders(3)	265,538	$144.39	121,574

(1)Securities to be issued include outstanding stock options, outstanding restricted stock units, and outstanding performance stock units. Total performance stock units outstanding as of December 31, 2021 was 281,611 These units are contingent on certain goals being achieved which may never be achieved.

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(2)The weighted average exercise price excludes restricted stock units and performance stock units, which have no exercise price.
(3)In December 2019, our Board of Directors adopted the Inducement Plan, reserving 417,343 shares of our common stock for issuance of stock options and other equity to new employees who satisfy the standards for inducement grants in accordance with the Nasdaq Stock Market LLC listing rules.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Compensation Committee, in consultation with Aon Human Capital Solutions, reviews the director compensation levels of the peer group and recommends the compensation of non-employee directors to the Board of Directors on an annual basis. The following table summarizes the compensation earned by or paid to each of the non-employee directors in 2021:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(4)	RSU Awards ($)(2)(4)	Total ($)
Bruce L.A. Carter, Ph.D.	70,000	316,493	316,343	702,836
Julie M. Cherrington, Ph.D.	60,000	316,493	316,343	692,836
Aaron I. Davis	45,000	316,493	316,343	677,836
Henry J. Fuchs, M.D.	64,375	316,493	316,343	697,211
Faheem Hasnain	80,000	449,993	449,958	979,951
Michael Grey(3)	28,750	316,493	316,343	661,586
Craig Johnson	70,000	316,493	316,343	702,836
Maya Martinez-Davis	62,500	316,493	316,343	695,336
Shalini Sharp	47,917	399,972	399,912	847,801

(1)Amounts in this column represent compensation earned during 2021.
(2)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the equity awards granted computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the non-employee directors upon the vesting of the stock options or restricted stock units, the exercise of the stock options, or the sale of the shares of common stock underlying such stock options or restricted stock units.
(3)Michael Grey resigned from the Board of Directors effective June 25, 2021.
(4)The table below shows the aggregate number of stock option awards and RSUs outstanding for each non-employee director as of December 31, 2021.

Name	Outstanding Stock Options	Unvested Stock Awards
Bruce L.A. Carter, Ph.D.	37,155	1,475
Julie M. Cherrington, Ph.D.	31,155	1,475
Aaron I. Davis	42,155	1,475
Henry J. Fuchs, M.D.	88,155	1,475
Faheem Hasnain	101,064	2,098
Michael Grey(1)	52,155	1,475
Craig Johnson	55,155	1,475
Maya Martinez-Davis	34,655	1,475
Shalini Sharp	3,523	2,424

(1)On June 24, 2021, we entered a consulting agreement with Michael Grey in which his outstanding stock options and unvested stock awards as of his resignation from the Board of Directors continued to vest. The term of the consulting agreement goes through January 1, 2023.

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Our Compensation Committee annually reviews the compensation program for our non-employee directors on an annual basis, with the assistance of its independent compensation consultant, Aon Human Capital Solutions, who prepares a comprehensive assessment of our non-employee director compensation program. Such assessment includes comparing our current non-employee director compensation against competitive market practices using the same compensation peer group used for executive compensation purposes and an update on recent trends in director compensation. Following such review, the Compensation Committee, approves any updates to the non-employee director compensation policy.

The following table summarizes the annual compensation for non-employee directors, pursuant to our amended and restated non-employee director compensation policy, as effective January 2021:

Cash Compensation		Stock-Based Compensation
Board of Directors annual retainer	$45,000	Grant date fair value of shares underlying stock options granted upon joining the Board	$400,000
Incremental annual retainer for the Chairman	$35,000	Grant date fair value of restricted stock units granted upon joining the Board	$400,000
		Grant date of fair value of shares underlying stock options granted annually to all directors	$316,500
Committee Chair annual retainer		Grant date fair value of restricted stock units granted annually to all directors	$316,500
Audit	$20,000	Incremental grant date fair value of shares underlying stock options granted annually for the Chairman	$133,500
Compensation	$15,000	Incremental grant date fair value of restricted stock units granted annually for the Chairman	$133,500
Nominating and Corporate Governance	$10,000
Research and Development	$15,000
Committee member annual retainer
Audit	$10,000
Compensation	$7,500
Nominating and Corporate Governance	$5,000
Research and Development	$7,500

The compensation committee’s philosophy is to provide compensation to our non-employee directors that attracts talented candidates with diverse skillsets and expertise and provides competitive pay levels that are fair and equitable. We provide our non-employee directors with annual retainers, which provide fixed cash compensation for their time and efforts serving on our Board and, as applicable, committees of the Board, and equity compensation, which provides a direct financial stake in our Company and aligns their interests with those of our shareholders.
The stock options granted upon joining the Board vest in a series of 36 substantially equal monthly installments after the date of grant, and the stock options granted upon re-election to serve on the Board vest in 12 substantially equal monthly installments after the date of grant. The restricted stock units upon joining the Board vest in a series of three substantially equal annual installments after the date of grant, and the restricted stock units granted upon re-election to serve on the Board vest in full on the first anniversary of the date of grant, in each case subject to the director’s continuous service on each applicable vesting date. In addition, in the event of Change in Control or a Corporate Transaction (each, as defined in the 2013 EIP), any unvested portion of such awards will fully vest and become exercisable as of immediately prior to the effective date of such Change in Control or Corporate Transaction, subject to the director’s continuous service on the effective date of such transaction. The total annual stock options and restricted stock units granted to each of our non-employee directors in 2021 (excluding the incremental grants to our Chairman) are reflective of the competitive director pay practices of our peer group and have an aggregate grant date fair value for financial reporting purposes no greater than 75th percentile of the compensation data from our peer group of companies developed in consultation with Aon Human Capital Solutions for executive compensation purposes.
Director’s fees are pro-rated to the date the director is appointed or elected. In addition, directors are reimbursed for all reasonable and documented travel-related expenses incurred by them in order to attend Board of Directors and committee meetings, subject to our travel policy.

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On January 10, 2022, the Compensation Committee reviewed the cash retainers and equity compensation of our non-employee directors based upon a compensation assessment conducted by Aon Human Capital Solutions. The Compensation Committee determined the annual retainers listed above are reflective of competitive director pay practices of our peer group (75th percentile).
Limitation of Liability and Indemnification
Our amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•breach of their duty of loyalty to the corporation or its shareholders;
•act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•transaction from which the directors derived an improper personal benefit.
Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. These limitations also do not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification. We have obtained a directors’ and officers’ liability insurance policy.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2021 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements, which are described under “Executive and Director Compensation.”
Participation in Offerings
In November 2021, the Company sold 3,448,275 shares of its common stock at a public offering price of $145.00 per share. The following table sets forth the number of shares of our common stock purchased by holders of more than 5% of our common stock or entities affiliated with them, and entities affiliated with certain of our directors:

Name	Shares Of Common Stock	Purchase Price
Avoro Capital Advisors	172,413	$145.00
Perceptive Advisors LLC	137,931	$145.00

Employment Arrangements
We currently maintain written employment agreements with several of our Named Executive Officers, as described in “Executive Compensation.”
Equity Awards Granted to Executive Officers and Directors
We have granted equity awards to our executive officers and directors, as more fully described in “Executive Compensation.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, as described in “Executive Compensation—Limitation of Liability and Indemnification.”
Director Affiliations With Our Principal Shareholders
Some of our directors that served during 2021 are affiliated with our principal shareholders as indicated in the table below:

Director	Affiliation
Aaron I. Davis(1)	Boxer Capital, LLC
(1) Mr. Davis is Chief Executive Officer of Boxer Capital, LLC.
Board Observer and Nomination Rights
As long as Boxer Capital beneficially owns at least 10% of our issued and outstanding shares of common stock, calculated on a partially diluted basis (assuming only the exercise of any convertible securities or rights to acquire shares of common stock of such shareholders), or Baker Bros. beneficially owns at least 1,500,000 shares of our common stock, then Baker Bros. and Boxer Capital, as the case may be, has the right to appoint an observer to the Board of Directors. Each observer has the right to receive notice of and attend the meetings of the Board of Directors, and has the right to address the Board of Directors at any of its meetings, but does not have any right to vote at any meeting of the Board of Directors.
In addition to appointing an observer, as long as Boxer Capital owns at least 10% of the issued and outstanding shares of common stock, calculated on a partially diluted basis (assuming only the exercise of any convertible securities or rights to acquire shares of common stock of such shareholders), then Boxer Capital has the right, but not the obligation, to nominate one person to the Board of Directors. We are required to include Boxer Capital’s director nominees in our proposed slate of directors at each annual or special (if applicable) meeting and recommend that shareholders vote in favor of such nominee. Aaron I. Davis, who has served as a member of our Board of Directors since December 2018, is Boxer Capital’s director nominee.

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Policies and Procedures for Transactions with Related Persons
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants involving an amount that exceeds $120,000.
Transactions involving compensation for services provided to us by an employee, consultant or director will not be considered related-person transactions under this policy. A “related person” as determined since the beginning of our last fiscal year is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.
The policy imposes an affirmative duty upon each director and executive officer to identify, and we will request that significant shareholders identify, any transaction involving them, their affiliates or immediate family members that may be considered a related party transaction before such person engages in the transaction. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. In considering related-person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to us of the transaction;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our policy requires that, in reviewing a related party transaction, our Audit Committee must consider, in light of known circumstances, and determine in the good faith exercise of its discretion whether the transaction is in, or is not inconsistent with, the best interests of us and our shareholders.
Compensation Committee Interlocks and Insider Participation
None of our current or former executive officers serve as a member of our Compensation Committee. None of our officers serve, or have served during the last completed fiscal year on the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Mirati Therapeutics, Inc. shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Mirati Therapeutics, Inc. Direct your written request to Mirati Therapeutics, Inc., Attn: Investor Relations, 3545 Cray Court, San Diego, CA 92121.

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Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

David Meek Chief Executive Officer

April 15, 2022

MIRATI THERAPEUTICS, Inc.
2022 Equity Incentive Plan
Adopted by the Board of Directors: April 4, 2022

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Page

1. General.	1
2. Shares Subject to the Plan.	1
3. Eligibility and Limitations.	2
4. Options and Stock Appreciation Rights.	3
5. Awards Other Than Options and Stock Appreciation Rights.	7
6. Adjustments upon Changes in Common Stock; Other Corporate Events.	9
7. Administration.	11
8. Tax Withholding	14
9. Miscellaneous.	15
10. Covenants of the Company.	18
11. Severability.	18
12. Termination of the Plan.	18
13. Definitions.	19

1.    General.
(a)    Successor to and Continuation of Prior Plan. The Plan is the successor to and continuation of the Prior Plan. As of the Effective Date, (i) no additional awards may be granted under the Prior Plan; (ii) the Prior Plan’s Available Reserve plus any Returning Shares will become available for issuance pursuant to Awards granted under this Plan as described in Section 2(a) below; and (iii) all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.
(b)    Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(c)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(d)    Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.
2.    Shares Subject to the Plan.
(a)    Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 11,249,711 shares, which number is the sum of: (i) 3,500,000 new shares, plus (ii) the Prior Plan’s Available Reserve; plus, (iii) the number of Returning Shares, if any, as such shares become available from time to time.
(b)    Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 15,400,000 shares.
(c)    Share Reserve Operation.
(i)    Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other
1.

applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(ii)    Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock); and (3) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award other than a Stock Option or Stock Appreciation Right.
(iii)    Actions that Constitute Issuance of Common Stock and Reduce the Share Reserve. The following actions result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; and (2) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with a Stock Option or Stock Appreciation Right, or any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of an Option or Stock Appreciation Right.
(iv)    Reversion of Previously Issued Shares of Common Stock to Share Reserve. Any shares previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares will be added back to the Share Reserve and again become available for issuance under the Plan.
3.    Eligibility and Limitations.
(a)    Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.
(b)    Specific Award Limitations.
(i)    Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii)    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as
2.

Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii)    Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
(iv)    Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.
(c)    Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).
4.    Options and Stock Appreciation Rights.
Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a)    Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.
(b)    Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.
(c)    Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the
3.

Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:
(i)    by cash or check, bank draft or money order payable to the Company;
(ii)    pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;
(iv)    if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or
(v)    in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.
(d)    Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.
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(e)    Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:
(i)    Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.
(ii)    Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.
(f)    Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(g)    Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(h)    Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, within such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate approved by the Board or Committee as provided in Section 7(b); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):
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(i)    three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(ii)    12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii)    18 months following the date of such termination if such termination is due to the Participant’s death; or
(iv)    18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).
Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.
(i)    Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, upon the date of such termination the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then notwithstanding Section 4(h) above, the applicable Post-Termination Exercise Period will not commence until such date as the immediate sale of such shares would not so violate the Company’s Trading Policy. In addition, and except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions). Notwithstanding the foregoing, in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).
(j)    Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months
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following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.
(k)    Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.
5.    Awards Other Than Options and Stock Appreciation Rights.
(a)    Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i)    Form of Award.
(1)    RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2)    RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).
(ii)    Consideration.
(1)    RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the
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Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.
(2)    RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.
(iii)    Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.
(iv)    Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.
(v)    Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement); provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.
(vi)    Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of
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grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b)    Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.
(c)    Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.
6.    Adjustments upon Changes in Common Stock; Other Corporate Events.
(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a); (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(a); and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.
(b)    Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)    Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction, and unless otherwise provided in the instrument evidencing the
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Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.
(i)    Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.
(ii)    Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.
(iii)    Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect
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to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(iv)    Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.
(d)    Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
(e)    No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7.    Administration.
(a)    Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.
(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common
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Stock, including the amount of cash payment or other property that may be earned and the timing of payment.
(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii)    To settle all controversies regarding the Plan and Awards granted under it.
(iv)    To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
(v)    To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.
(vi)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vii)    To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii)    To submit any amendment to the Plan for stockholder approval.
(ix)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(x)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
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(xi)    To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).
(c)    Delegation to Committee.
(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)    Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.
(d)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e)    Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise price or strike price of any outstanding Options or SARs under the Plan, or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event.
(f)    Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such
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Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.
8.    Tax Withholding
(a)    Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.
(b)    Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.
(c)    No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as
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determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
(d)    Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
9.    Miscellaneous.
(a)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
(b)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(c)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(d)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.
(e)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director
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pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(f)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(g)    Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(h)    Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(i)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the Company’s Incentive Compensation Recoupment Policy adopted in April 2021, as may be amended from time to time and any other clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of
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Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(j)    Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(k)    Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(l)    Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(m)    Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals by will be made in accordance with the requirements of Section 409A.
(n)    Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date
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that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(o)    Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
10.    Covenants of the Company.
(a)    Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.
11.    Severability.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
12.    Termination of the Plan.
The Board may suspend or terminate the Plan at any time.
No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders.
No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

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13.    Definitions.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a)    “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.
(b)    “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.
(c)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(d)    “Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).
(e)    “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).
(f)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.
(g)    “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.
(h)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding
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the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(i)    “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company or any Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or similar offense in any applicable jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (iii) such Participant’s material violation of any contract or agreement between the Participant and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets or those of any Affiliate; (v) such Participant’s gross misconduct; (vi) such Participant’s failure or refusal to comply with a material directive from the Board, the Participant’s supervisor or, if applicable, the board of directors of any Affiliate; or (vii) such Participant’s breach of a fiduciary duty to the Company or any Affiliate. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(j)    “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:
(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
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(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(k)     “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(l)    “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.
(m)    “Common Stock” means the common stock of the Company.
(n)    “Company” means Mirati Therapeutics, Inc., a Delaware corporation.
(o)    “Compensation Committee” means the Compensation Committee of the Board.
(p)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such
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services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(q)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(r)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
(ii)    a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of
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the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(s)    “Director” means a member of the Board.
(t)    “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.
(u)    “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(v)    “Effective Date” means the date on which the Plan was approved by the Company’s stockholders.
(w)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(x)    “Employer” means the Company or the Affiliate of the Company that employs the Participant.
(y)    “Entity” means a corporation, partnership, limited liability company or other entity.
(z)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(aa)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(bb)    “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
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(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)    If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)    In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(cc)    “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).
(dd)    “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(ee)    “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(ff)    “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.
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(gg)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(hh)    “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(ii)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(jj)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(kk)    “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ll)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(mm)    “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).
(nn)    “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(oo)    “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(pp)    “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(qq)    “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and
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conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
(rr)    “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.
(ss)     “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any
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change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.
(tt)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(uu)    “Plan” means this Mirati Therapeutics, Inc. 2022 Equity Incentive Plan, as amended from time to time.
(vv)    “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(ww)    “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).
(xx)    “Prior Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Prior Plan as of the Effective Date.
(yy)    “Prior Plan” means the Mirati Therapeutics, Inc. 2013 Equity Incentive Plan, as it has been amended (or amended and restated) from time to time as applicable.
(zz)    “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.
(aaa)    “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(bbb)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a
27.

Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ccc)    “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.
(ddd)    “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(eee)    “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(fff)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ggg)    “Rule 405” means Rule 405 promulgated under the Securities Act.
(hhh)    “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(iii)    “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(jjj)    “Securities Act” means the Securities Act of 1933, as amended.
(kkk)    “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).
(lll)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.
(mmm)    “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along
28.

with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(nnn)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ooo)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(ppp)    “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
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SCAN TO
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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Charles M. Baum
02) Bruce L.A. Carter
03) Julie M. Cherrington
04) Aaron I. Davis
05) Henry J. Fuchs
06) Faheem Hasnain
07) Craig Johnson
08) Maya Martinez-Davis
09) David Meek
10) Shalini Sharp

The Board of Directors recommends you vote FOR proposal 2, proposal 3 and proposal 4.

NOTE: To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000545670_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

MIRATI THERAPEUTICS, INC.
Annual Meeting of Shareholders
May 12, 2022 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David Meek and Reena R. Desai, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MIRATI THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, PDT on May 12, 2022, at www.virtualshareholdermeeting.com/MRTX2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000545670_2 R1.0.0.24

Continued and to be signed on reverse side